As filed with the Securities and Exchange Commission on April 26, 2022

Registration No.     -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1847117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kyle O’Neill

Chief Financial Officer

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Corey C. Brown

Adam K. Nalley

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6644

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of U.S. Well Services, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
USWS Holdings LLC	Delaware	90-0794304
U.S. Well Services, LLC	Delaware	90-0794304
USWS Fleet 10, LLC	Delaware	38-4038996
USWS Fleet 11, LLC	Delaware	37-1860780

The address for each of the co-registrants is c/o U.S. Well Services, Inc., 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056, Telephone: (832) 562-3730.

The name and address, including zip code, of the agent for service for each of the co-registrants is Kyle O’Neill, Chief Financial Officer of U.S. Well Services, Inc., 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056. The telephone number, including area code, of the agent for service for each of the co-registrants is (832) 562-3730.

EXPLANATORY NOTE

This registration statement contains:

•	a base prospectus, which covers the offering, issuance and sale by us of up to $400,000,000 in the aggregate of the securities identified above from time to time in one or more offerings;

•	a resale prospectus, which covers shares of our Class A common stock that may be sold in one or more secondary offerings by the selling stockholders named in the resale prospectus; and

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an equity distribution agreement prospectus, which covers the offering, issuance and sale by us of up to $50,000,000 in the aggregate of shares of Class A common stock that may be issued and sold from time to time under an equity distribution agreement (the “equity distribution agreement”) by and between us and Piper Sandler & Co., as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus and the equity distribution agreement prospectus immediately follows the resale prospectus. The $50,000,000 of Class A common stock that may be offered, issued and sold under the equity distribution agreement prospectus is included in the $400,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement, any portion of the $50,000,000 included in the equity distribution agreement prospectus that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the equity distribution agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2022

PROSPECTUS

$400,000,000

U.S. Well Services, Inc.

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

Guarantees of Non-Convertible Debt Securities

We may offer from time to time, in one or more offerings, debt securities, Class A common stock, preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.

Our Class A common stock and our outstanding warrants are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the symbols “USWS” and “USWSW,” respectively. On April 25, 2022, the closing price of our Class A common stock and outstanding warrants were $0.9057 and $0.1025, respectively.

Investing in these securities involves risks. Please read carefully “Risk Factors” beginning on page 5 of this prospectus for a discussion of the risks you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $400,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific terms, amounts and prices of the securities being offered and the terms of the offering. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “U.S. Well Services,” “the “Company,” “we,” “us,” “our” and similar terms refer to U.S. Well Services, Inc. and its consolidated subsidiaries and references to “USWS Holdings” refer to USWS Holdings LLC, a subsidiary of U.S. Well Services, Inc.

i

ABOUT U.S. WELL SERVICES, INC.

We are a Houston, Texas based technology focused oilfield service company focused on electric powered pressure pumping services for oil and natural gas exploration and production companies in the United States. The process of well stimulation involves pumping a pressurized stream of fluid—typically a mixture of water, chemicals, and proppant—into a well casing or tubing to cause the underground mineral formation to fracture or crack. Fractures release trapped hydrocarbon particles and provide a conductive channel for the oil or natural gas to flow freely to the wellbore for collection. The propping agent or proppant becomes lodged in the cracks created by the stimulation process, “propping” them open to facilitate the flow of hydrocarbons from the reservoir to the well.

In May 2021, we announced the next generation of our Clean Fleet® technology with the unveiling of our newly designed Nyx Clean Fleet®. Nyx Clean Fleet® will use our patented PowerCube, driving two independently controlled electric motors and frac pumps to provide 6,000 hydraulic horsepower on a single trailer. We anticipate the first Nyx Clean Fleet® to be delivered in the second quarter of 2022.

Since our announcement in May 2021 of our commitment to becoming an all-electric pressure pumping services provider, we have sold most of our legacy, diesel-powered pressure pumping equipment. We have retained some of our legacy, diesel-powered pressure pumping equipment for use during our transition to support our electric fleets and bridge the time gap between our customers’ current service needs and the deployment of our newbuild Nyx Clean Fleets®. Upon delivery, our Nyx Clean Fleets® are intended to replace any conventional fleet in operation.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed a business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services, LLC, and our only assets are equity interests in USWS Holdings. We own all of the economic and voting interests of USWS Holdings and are the sole manager of USWS Holdings.

Additional Information

Our principal executive office is located at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056 and our telephone number is (832) 562-3730.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” “would,” “foresee,” or the negative thereof. The absence of these words, however, does not mean that these statements are not forward-looking. These forward-looking statements are based on our current expectation, belief and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include:

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geological, operating and economic factors and changes in prices and market conditions, including changes in expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service;

•	our transition from the diesel pressure pumping market and the potential for continued negative impacts of such transition on our liquidity and ability to generate revenues;

•	the effectiveness of management’s strategies and decisions;

•	our ability to obtain financing, raise capital and continue as a going concern;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	our ability to profitably convert to an all-electric pressure pumping services provider;

•	our ability to collect accounts receivable;

•	compliance with our debt agreements and equity-related securities;

•	volatility in market prices;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	availability of materials and labor;

•	supply chain constraints and disruptions;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as natural disasters, catastrophes and severe weather conditions, including floods, hurricanes and earthquakes;

•	public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	cyberattacks adversely affecting our operation; and

•	our ability to satisfy the continued listing requirements of Nasdaq with respect to our Class A common stock and warrants or to cure any continued listing standard deficiency with respect thereto.

This prospectus identifies other factors that could cause such differences. See “Risk Factors.” We cannot assure you that these are all of the risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. Risks and uncertainties that could cause or contribute to such differences also include, but are not limited to, those discussed in our filings with the SEC, including under “Risk Factors” in our Form 10-K filed with the SEC on March 30, 2022. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains website that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s website at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings made after the date of this prospectus and prior to the termination of this offering (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March  30, 2022, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2022, incorporated by reference therein (File No. 001-38025);

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Our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, March  4, 2022, March  11, 2022 and March 30, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) (File No. 001-38025); and

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Description of our Class  A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025) and any amendment or report filed for purposes of updating that description.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.uswellservices.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You can also request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

832-562-3730

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

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in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and “USWS” mean U.S. Well Services, Inc. only, and not the subsidiaries of U.S. Well Services, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and several basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

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the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; or

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of USWS (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•

remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•

we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of USWS; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•

an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•

the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

•

principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

•

a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

•

all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

Computershare Trust Company, N.A. will be the trustee under any senior debt securities indenture. Computershare Trust Company, N.A. or another trustee may be appointed trustee under any subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended by the Certificate of Amendment to the Certificate of Incorporation dated effective as of September 30, 2021 (the “Certificate of Amendment”), our Amended and Restated Bylaws (the “Bylaws”), our Certificate of Designations with respect to our Series A Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”), the Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated as of November 9, 2018, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated May 24, 2019 and Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated April 1, 2020 (collectively, the “A&R USWS Holdings LLC Agreement”), the Warrant Agreement, dated March 9, 2017 (the “2017 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and Matlin & Partners Acquisition Corporation, the Warrant Agreement, dated May 24, 2019 (the “2019 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Note Purchase Agreement, dated June 24, 2021, as amended, among U.S. Well Services, Inc., the purchasers party thereto, and Wilmington Savings Fund Society, FSB, as notes agent (the “Note Purchase Agreement”), the Warrant Agreement, dated February 28, 2022 (the “February 28 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Warrant Agreement, dated March 1, 2022 (the “March 1 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Warrant Agreement pursuant to which the Company issued warrants to certain investors on March 11, 2022 (the “March 11 2022 Warrant Agreement”) and the Warrant Agreement pursuant to which the Company issued warrants to H.C. Wainwright & Co., LLC (the “Placement Agent”) on March 11, 2022 in connection with our registered direct offering (the “Placement Agent Warrant Agreement”). The Certificate of Incorporation, Certificate of Amendment, Bylaws, Series A Certificate of Designations, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement and Note Purchase Agreement are incorporated by reference as exhibits to the Annual Report on Form 10-K filed on March 30, 2022 , which is incorporated by reference herein, the February 28 2022 Warrant Agreement and the March 1 2022 Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 4, 2022, which is incorporated by reference herein, and the March 11 2022 Warrant Agreement and the Placement Agent Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 11, 2022, which is incorporated by reference herein. We encourage you to read the Certificate of Incorporation, Certificate of Amendment, Bylaws, Series A Certificate of Designations, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement, Note Purchase Agreement, February 28 2022 Warrant Agreement, March 1 2022 Warrant Agreement, March 11 2022 Warrant Agreement, Placement Agent Warrant Agreement and the applicable provisions of the DGCL for additional information.

General

The Certificate of Incorporation provides that the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 440,000,000 shares, consisting of (a) 430,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (iii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”), including 55,000 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) and 22,050 shares of Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”).

As of March 31, 2022, 77,066,612 shares of Class A Common Stock and 19,610 shares of Series A Preferred Stock were issued and outstanding.

During the year ended December 31, 2021, the remaining issued and outstanding 2,302,936 shares of Class B Common Stock were converted into 657,982 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

During the year ended December 31, 2021, the remaining issued and outstanding 22,050 shares of Class B Preferred Stock were converted into 26,615,215 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Preferred Stock issued and outstanding.

All of the shares of the Class F Common Stock that were not forfeited in connection with our Business Combination with USWS Holdings, were converted into shares of Class A Common Stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Certificate of Incorporation (including any certificate of designation of preferred stock) or the Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of Common Stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The holders of the Class A Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Holders of the Class A Common Stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”), subject to the consent of the holders of shares of Series A Preferred Stock.

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018, with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of Class B Common Stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings (“USWS Units”) and an equal number of shares of Class B Common Stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of Class B Common Stock. While outstanding. we maintained a one-to-one ratio between the number of outstanding shares of Class B Common Stock and the number of USWS Units held by persons other than the Company, so holders of USWS Units (other than the Company) had a voting interest in the Company that is proportionate to their economic interest in USWS Holdings. Class B Common Stock represents a non-economic interest in the Company.

Shares of Class B Common Stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of USWS Units and only to the person or entity to whom such USWS Units are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of Class B

Common Stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Company) only if, and only to the extent permitted by the A&R USWS Holdings LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s USWS Units to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of Class B Common Stock (together with the same number of USWS Units) may be exchanged for shares of Class A Common Stock as provided in the A&R USWS Holdings LLC Agreement.

Holders of shares of the Class B Common Stock will vote together as a single class with holders of shares of the Class A Common Stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of Class B Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock.

Holders of Class B Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of the Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have antitakeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

The Series A Preferred Stock ranks senior to the Class A Common Stock and Class B Common Stock with respect to distributions and upon a liquidation, winding-up or dissolution of our affairs. The Series A Preferred Stock have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to the Certificate of Incorporation that negatively impact the rights of the holders of Series A Preferred Stock and the payment of dividends on, repurchase or redemption of Class A Common Stock.

Holders of shares of Series A Preferred Stock are entitled to receive cumulative dividends, compounding quarterly and payable in arrears, from May 24, 2019 (the “Initial Closing Date”) until the second anniversary of the Initial Closing Date, at an annual rate of 12.0% on the then-applicable liquidation preference, and thereafter, 16.0% of the liquidation preference. Dividends are payable, at our option, in cash from legally available funds or in kind by increasing the liquidation preference of the outstanding Series A Preferred Stock by the amount per share of the dividend on February 24, May 24, August 24, and November 24 of each year, commencing on August 24, 2019.

We have the option, but no obligation, to redeem the Series A Preferred Stock for cash. If we notify the holders that we have elected to redeem shares of Series A Preferred Stock, the holder may instead elect to convert such shares into shares of Class A Common Stock. If the shares of Series A Preferred Stock are converting in response to a redemption notice they will net settle for a combination of cash and Class A Common Stock.

Following the first anniversary of the Initial Closing Date, each holder of Series A Preferred Stock may convert all or any portion of its shares of Series A Preferred Stock into Class A Common Stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the third anniversary of the Initial Closing Date, we may cause the conversion of all or any portion of the Series A Preferred Stock into Class A Common Stock if (i) the closing price of the Class A Common Stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the Class A Common Stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) we have an effective registration statement on file with the SEC covering resales of the underlying Class A Common Stock to be received upon such conversion.

Convertible Senior Notes

On June 24, 2021, we entered into a Note Purchase Agreement to issue 16.0% Convertible Senior Secured (Third Lien) PIK Notes. Pursuant to the Note Purchase Agreement, in June 2021 and July 2021, we issued and sold $75.0 million in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock for cash (the “Cash Notes”). The conversion prices of the Cash Notes range from $3.43 to $4.38, subject to adjustment. In addition, in June 2021, we issued and sold $39.0 million in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock in exchange for 30,390 shares of the Company’s Series A Preferred Stock (the “Exchange Notes” and, together with the Cash Notes, the “Equity Linked Notes”). In connection with the issuance, we also issued a 16.0% Convertible Senior Secured (Third Lien) PIK Notes in the principal amount of $22,500,000 that was convertible into a license agreement and was subsequently converted (the “License Linked Note” and, together with the Equity Linked Notes, the “Convertible Senior Notes”). The Exchange Notes are convertible at a conversion price of $7.00, subject to adjustment.

The Convertible Senior Notes bear interest at a rate of 16.0% per annum. Accrued and unpaid interest is calculated on the last day of each quarter, commencing September 30, 2021, and will be paid-in-kind (“PIK”) on such date by increasing the unpaid principal amount of the outstanding Convertible Senior Notes.

Each Equity Linked Note, subject to earlier conversion, is due and payable on June 5, 2026 in shares of Class A Common Stock equal to the entire outstanding and unpaid principal balance, plus any PIK interest, subject to certain limitations on the number of shares of Class A Common Stock that may be issued and which would require us to settle the conversion in payment partially in cash. The number of shares of Class A Common Stock to be issued will be based on the 20-day volume weighted average trading price of the Class A Common Stock immediately preceding the maturity date. The Equity Linked Notes are convertible at any time at the option of the holder into a number of shares of Class A Common Stock equal to the principal amount of such notes then outstanding plus PIK interest through the conversion date divided by the then applicable conversion price as described above. If we experience an event of default (as defined in the Note Purchase Agreement), which is continuing on the maturity date, then payment of principal and PIK interest shall be made in cash on any outstanding Equity Linked Notes.

Additionally, following the first anniversary of the Note Purchase Agreement, and at any time in which there are no issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock, if the 20-day volume weighted average trading price of the Class A Common Stock is greater than $7.00 for 10 trading days during any 20 consecutive trading day period, we may deliver a notice to the holder of an Equity Linked Note to convert such Equity Linked Notes at the conversion prices set forth above.

As of March 31, 2022, we had $128.6 million of principal, including PIK interest, outstanding of the Convertible Senior Notes, which are convertible into 29,178,268 shares of the Class A Common Stock at the option of the holders.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Staggered Board; Removal of Directors. The Certificate of Incorporation divides our Board into three classes with staggered three-year terms. In addition, the Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Under the Certificate of Incorporation, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, the Certificate of Incorporation provides that the authorized number of directors may be changed only by the resolution of our Board. The classification of our Board and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock and the Class F Common Stock, with respect to which action may be taken by written consent. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, Chief Executive Officer, or the Board. In addition, the Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our Common Stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Super-Majority Voting. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote is required to amend or repeal or to adopt any provisions inconsistent certain provisions of the Certificate of Incorporation described above.

Exclusive Forum Selection. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Although the Certificate of Incorporation contains the choice of forum provision described above, we do not expect this choice of forum provision will apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

Authorized but Unissued Capital Stock. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Description of Warrants

General

As of March 31, 2022, there were 9,994,635 Public Warrants (as defined below) outstanding and issued pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering and 9,172,782 Private Placement Warrants (as defined below) outstanding and issued in a private placement that closed simultaneously with the closing of our initial public offering. As of March 31, 2022, the Public and Private Warrants were exercisable for an aggregate of 2,738,203 shares of Class A Common Stock.

As of March 31, 2022, there were 6,666,662 Series A Warrants (as defined below) exercisable for an aggregate of 1,904,761 shares of the Class A Common Stock issued pursuant to the Purchase Agreement dated as of May 23, 2019 (the “Series A Purchase Agreement”), between the Company and the purchasers of the Series A Preferred Stock.

As of March 31, 2022, there were 13,953,488 February 2022 Warrants (as defined below) exercisable for an aggregate of 13,953,488 shares of the Class A Common Stock issued pursuant to the February 28 2022 Warrant Agreement and the Consent and Sixth Amendment (the “Term Loan Amendment”) to the Senior Secured Term Loan Credit Agreement with CLMG Corp., as administrative agent and term loan collateral agent, and the lenders party thereto.

As of March 31, 2022, there were 1,046,511 March 2022 Warrants (as defined below) exercisable for an aggregate of 1,046,511 shares of the Class A Common Stock issued pursuant to the March 1 2022 Warrant Agreement and the Term Loan Amendment.

As of March 31, 2022, there were 14,180,375 RDO Investor Warrants (as defined below) exercisable for an aggregate of 14,180,375 shares of the Class A Common Stock issued to the purchasers in our registered direct offering of Class A Common Stock pursuant to the March 11 2022 Warrant Agreement and the securities purchase agreement (the “Securities Purchase Agreement”) we entered with several institutional and accredited investors in connection therewith.

As of March 31, 2022, there were 992,626 Placement Agent Warrants (as defined below) exercisable for an aggregate of 992,626 shares of the Class A Common Stock issued to the Placement Agent in our registered direct offering of Class A Common Stock pursuant to the Placement Agent Warrant Agreement and the engagement letter by and between the Company and the Placement Agent, dated as of March 8, 2022.

Public Warrants and Private Placement Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of the Class A Common Stock pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering (the “Public Warrants”) and (ii) an aggregate of 15,500,000 warrants to purchase shares of Class A Common Stock in a private placement that closed simultaneously with the closing of our initial public offering (the “Private Placement Warrants,” and, together with the Public Warrants, the “Public and Private Placement Warrants”).

Each outstanding Public and Private Placement Warrant entitles the registered holder to purchase one-seventh of a share of the Class A Common Stock at a price of $5.75 per warrant ($40.25 per full share equivalent), subject to adjustment. The outstanding Public and Private Placement Warrants will expire on November 9, 2023, five years after the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding Public and Private Placement Warrants for redemption:

in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last sale price of the Class A common stock equals or exceeds $84.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the Public and Private Placement Warrants for redemption as described above, we will have the option to require all holders that wish to exercise Public or Private Placement Warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the Public or Private Placement Warrants for that number of shares of the Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A Common Stock underlying such warrants, multiplied by the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public and Private Placement Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the Public and Private Placement Warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their Public or Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public or Private Placement Warrants on a cashless basis. The Private Placement Warrants will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of Class A Common Stock issuable on exercise of the outstanding Public and Private Placement Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A Common Stock issuable on exercise of the Public and Private Placement Warrants will not be adjusted for issuances of Class A Common Stock at a price below the warrant exercise price.

The outstanding Public and Private Placement Warrants were issued in registered form under the 2017 Warrant Agreement. The Public and Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public and Private Placement Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public or Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public and Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by our stockholders.

No outstanding Public and Private Placement Warrants will be exercisable unless at the time of exercise a prospectus relating to Class A Common Stock issuable upon exercise of the Public and Private Placement Warrants is current and available throughout the 30-day redemption period and the Class A Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Public and Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued upon exercise of the outstanding Public and Private Placement Warrants. If, upon exercise of the Public and Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Series A Warrants

On May 24, 2019, the Company issued 2,933,333 initial warrants to certain institutional investors in connection with the Series A Purchase Agreement (the “Series A Warrants”).

Each Series A Warrant issued pursuant to the Series A Purchase Agreement entitles the registered holder to purchase two-sevenths of a share of the Class A Common Stock stated in such warrant at a price of $7.66 per share ($26.81 per full share equivalent), subject to adjustment as discussed below, at any time commencing on the date that is six months and one day after the Initial Closing Date (the “Exercisable Date”). Series A Warrants must be exercised for a whole share. The Series A Warrants will expire on November 25, 2025, the sixth anniversary of the Exercisable Date, at 5:00 p.m., New York City time.

No Series A Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Series A Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Series A Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Series A Warrants are convertible), other than as described above, then the Series A Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants is adjusted, as described above, the Series A Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Series A Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Series A Warrants and in lieu of the shares of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Series A Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Series A Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, (i) the holder of a Series A Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Series A Warrant holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the 2019 Warrant Agreement and (ii) if we are not the issuer of the securities constituting the Alternative Issuance, then we and such issuer(s) will take such action so as to ensure the availability of Section 3(a)(9) under the Securities Act for any issuance of such securities upon the exercise of the Series A Warrants and the tacking of the “holding period” under Rule 144 under the Securities Act for the Series A Warrants to such securities. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the Series A Warrant exercise price will be reduced as specified in the 2019 Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the 2019 Warrant Agreement) of the Series A Warrant.

The Series A Warrants were issued in registered form under the 2019 Warrant Agreement. The 2019 Warrant Agreement provides that the terms of the Series A Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 75% of the then outstanding Series A Warrants issued pursuant to the Series A Purchase Agreement to make any change that adversely affects the interests of the registered holders of Series A Warrants.

The Series A Warrants may be exercised upon the surrender of the certificate evidencing such Series A Warrant on or before the expiration date at the offices of the Series A Warrant agent, with the subscription form, as set forth in the Series A Warrants, duly executed, for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Series A Warrants to be exercised, multiplied by the difference between the exercise price of the Series A Warrants per share and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of Series A Warrant exercise or redemption is sent.

The Series A Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Series A Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Series A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Series A Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Series A Warrants. If, upon exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Series A Warrant holder.

February 2022 Warrants and March 2022 Warrants

On February 28, 2022, the Company issued 13,953,488 warrants to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “February 2022 Warrants”) and on March 1, 2022 the Company issued 1,046,511 to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “March 2022 Warrants” and, together with the February 2022 Warrants, the “Term C Loan Warrants”).

Each February 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.10 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The February 2022 Warrants will expire on February 28, 2028, the sixth anniversary of their issuance.

Each March 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.29 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The March 2022 Warrants will expire on March 1, 2028, the sixth anniversary of their issuance.

No Term C Loan Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Term C Loan Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Term C Loan Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Term C Loan Warrants are convertible), other than as described above, then the Term C Loan Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants is adjusted, as described above, the Term C Loan Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Term C Loan Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Term C Loan Warrants and in lieu of the shares of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Term C Loan Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Term C Loan Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Term C Loan Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable, based on the per share consideration minus Black-Scholes Warrant Value of the applicable Term C Loan Warrant, as set forth in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable.

The Term C Loan Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Term C Loan Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Term C Loan Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Term C Loan Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Term C Loan Warrants. If, upon exercise of the Term C Loan Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Term C Loan Warrant holder.

RDO Investor Warrants and Placement Agent Warrants

On March 11, 2022, the Company issued 14,180,375 warrants to purchase up to 14,180,375 shares of Class A Common Stock to several institutional and accredited investors (the “RDO Investor Warrants”) in connection with the securities purchase agreement. Subject to certain ownership limitations, the RDO Investor Warrants are immediately exercisable upon issuance at an exercise price equal to $1.763 per share of Class A Common Stock, subject to adjustments as provided under the terms of the RDO Investor Warrants. The RDO Investor Warrants are exercisable for three and one-half years from the initial exercise date.

On March 11, 2022, the Company issued 992,626 warrants to purchase up to 992,626 shares of Class A Common Stock to the Placement Agent (the “Placement Agent Warrants”), pursuant to the terms of the placement agent engagement agreement. Subject to certain ownership limitations, the Placement Agent Warrants are immediately exercisable upon issuance at an exercise price equal to $2.2038 per share of Class A Common Stock, subject to adjustments as provided under the terms of the Placement Agent Warrants. The Placement Agent Warrants are exercisable for three and one-half years from the initial exercise date.

The holders of the RDO Investor Warrants and the Placement Agent Warrants do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their RDO Investor Warrants or the Placement Agent Warrants, as applicable, and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the RDO Investor Warrants or the Placement Agent Warrants, as applicable, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, Class A common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase Class A common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the subscription rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the Class A common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of Class A common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•

the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of Class A common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•

to purchase from us up to the number of shares of Class A common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of Class A common stock; or

•

to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our Class A common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our Class A common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2022

PROSPECTUS

U.S. Well Services, Inc.

30,173,000 shares of Class A Common Stock

This prospectus relates to the offer and sale of up to 30,173,000 shares of Class A common stock par value $0.0001 per share (the “Class A common stock”) issuable to the selling stockholders upon exercise of warrants, which the selling stockholders acquired pursuant to certain private placements. All of these shares of Class A common stock are being sold by the selling stockholders named in this prospectus, or their respective pledgees, donees, assignees, transferees and successors-in-interest.

The shares of Class A common stock described in this prospectus or in any supplement to this prospectus may be sold from time to time pursuant to this prospectus by the selling stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. See “Selling Stockholders” and “Plan of Distribution.” We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus.

We are not selling any shares of our Class A common stock, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the U.S. Securities and Exchange Commission.

A supplement to this prospectus may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest.

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “USWS.” On April 25, 2022, the last reported sales price for our Class A common stock was $0.9057 per share.

See “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities. The selling stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholders and the terms upon which the securities are being offered. A prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, or unless otherwise noted, references in this prospectus to “U.S. Well Services,” “the “Company,” “we,” “us,” “our” and similar terms refer to U.S. Well Services, Inc. and its consolidated subsidiaries and references to “USWS Holdings” refer to USWS Holdings LLC, a subsidiary of U.S. Well Services, Inc.

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ABOUT U.S. WELL SERVICES, INC.

We are a Houston, Texas based technology focused oilfield service company focused on electric powered pressure pumping services for oil and natural gas exploration and production companies in the United States. The process of well stimulation involves pumping a pressurized stream of fluid—typically a mixture of water, chemicals, and proppant—into a well casing or tubing to cause the underground mineral formation to fracture or crack. Fractures release trapped hydrocarbon particles and provide a conductive channel for the oil or natural gas to flow freely to the wellbore for collection. The propping agent or proppant becomes lodged in the cracks created by the stimulation process, “propping” them open to facilitate the flow of hydrocarbons from the reservoir to the well.

In May 2021, we announced the next generation of our Clean Fleet® technology with the unveiling of our newly designed Nyx Clean Fleet®. Nyx Clean Fleet® will use our patented PowerCube, driving two independently controlled electric motors and frac pumps to provide 6,000 hydraulic horsepower on a single trailer. We anticipate the first Nyx Clean Fleet® to be delivered in the second quarter of 2022.

Since our announcement in May 2021 of our commitment to becoming an all-electric pressure pumping services provider, we have sold most of our legacy, diesel-powered pressure pumping equipment. We have retained some of our legacy, diesel-powered pressure pumping equipment for use during our transition to support our electric fleets and bridge the time gap between our customers’ current service needs and the deployment of our newbuild Nyx Clean Fleets®. Upon delivery, our Nyx Clean Fleets® are intended to replace any conventional fleet in operation.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed a business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services, LLC, and our only assets are equity interests in USWS Holdings. We own all of the economic and voting interests of USWS Holdings and are the sole manager of USWS Holdings.

Additional Information

Our principal executive office is located at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056 and our telephone number is (832) 562-3730.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are often identified by words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” “would,” “foresee,” or the negative thereof. The absence of these words, however, does not mean that these statements are not forward-looking. These forward-looking statements are based on our current expectation, belief and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include:

•

geological, operating and economic factors and changes in prices and market conditions, including changes in expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service;

•	our transition from the diesel pressure pumping market and the potential for continued negative impacts of such transition on our liquidity and ability to generate revenues;

•	the effectiveness of management’s strategies and decisions;

•	our ability to obtain financing, raise capital and continue as a going concern;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	our ability to profitably convert to an all-electric pressure pumping services provider;

•	our ability to collect accounts receivable;

•	compliance with our debt agreements and equity-related securities;

•	volatility in market prices;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	availability of materials and labor;

•	supply chain constraints and disruptions;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as natural disasters, catastrophes and severe weather conditions, including floods, hurricanes and earthquakes;

•	public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	cyberattacks adversely affecting our operation; and

•	our ability to satisfy the continued listing requirements of Nasdaq with respect to our Class A common stock and warrants or to cure any continued listing standard deficiency with respect thereto.

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This prospectus identifies other factors that could cause such differences. See “Risk Factors.” We cannot assure you that these are all of the risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. Risks and uncertainties that could cause or contribute to such differences also include, but are not limited to, those discussed in our filings with the SEC, including under “Risk Factors” in our Form 10-K filed with the SEC on March 30, 2022. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements.

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RISK FACTORS

Investing in our securities involves certain risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, before you decide to purchase any of our securities. The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of Class A common stock by the selling stockholders under this prospectus by the selling stockholders under this prospectus. Any proceeds from the sale of shares of Class A common stock under this prospectus will be received by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. Please see “Selling Stockholders” for a list of the persons receiving proceeds from the sale of the Class A common stock covered by this prospectus.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to an aggregate of 30,173,000 shares of our Class A common stock, of which (i) 14,999,000 shares are issuable upon the exercise of warrants issued to certain of the selling stockholders that made Term C loans under our term loan agreement (the “Term C Loan Warrants”), (ii) 14,180,375 shares are issuable upon the exercise of warrants issued to certain of the selling stockholders who made investments in the Company pursuant to a securities purchase agreement dated March 9, 2022 (the “RDO Investor Warrants”), and (iii) 992,626 shares are issuable upon the exercise of warrants issued to certain of the selling stockholders who were issued warrants pursuant to a placement agent engagement agreement dated March 8, 2022 (the “Placement Agent Warrants”).

The information contained in the table below in respect of the selling stockholders (including the number of shares of Class A common stock beneficially owned and the number of shares of Class A common stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of Class A common stock that may be offered or sold by them.

The registration for resale of the shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The following table sets forth the maximum number of shares of our Class A common stock to be sold by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of Class A common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The

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inclusion of any shares of Class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

Name of selling stockholder	Class A common stock beneficially owned prior to the offering(1)			Class A common stock to be offered	Class A common stock beneficially owned after the offering
	Number		Percentage(2)		Number	Percentage(2)
Crestview III USWS, L.P.	36,826,872	(3)	47.8%	6,648,720	30,176,720	39.2%
Crestview III USWS TE, LLC	1,817,274	(4)	2.4%	328,024	1,489,183	1.9%
THRC Holdings, LP	11,307,034	(5)	14.7%	6,976,744	4,330,290	5.6%
David J. Matlin	3,598,121	(6)	4.7%	697,674	2,900,447	3.8%
Peter Schoels	500,192		* %	348,837	151,355	* %
Armistice Capital Master Fund Ltd.	3,403,290	(7)	4.4%	3,403,290	0	0%
Intracoastal Capital LLC	1,134,430	(8)	1.5%	1,134,430	0	0%
Anson Investments Master Fund LP.	2,268,860	(9)	2.9%	1,134,430	1,134,430	1.5%
Anson East Master Fund LP	567,216	(10)	* %	283,608	283,608	* %
CVI Investments, Inc.	850,823	(11)	1.1%	850,823	0	0%
Hudson Bay Master Fund Ltd	2,268,860	(12)	2.9%	2,268,860	0	0%
Empery Asset Master, LTD	2,047,856	(13)	2.7%	2,047,856	0	0%
Empery Tax Efficient, LP	585,327	(14)	* %	585,327	0	0%
Empery Tax Efficient III, LP	770,107	(15)	1.0%	770,107	0	0%
Sabby Volatility Warrant Master Fund, Ltd	2,682,842	(16)	* %	1,701,644	981,198	* %
Michael Vasinkevich	636,522		* %	636,522	0	0%
Noam Rubinstein	312,677		* %	312,677	0	0%
Craig Schwabe	33,501		* %	33,501	0	0%
Charles Worthman	9,926		* %	9,926	0	0%

*	Less than one percent.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.
(2)

Calculated based on 77,066,612 shares of Class A common stock issued and outstanding. As of March 31, 2022, assuming (i) the conversion of all 19,610 shares of our Series A Preferred Stock into 1,215,029 shares of our Class A common stock, (ii) the exercise of all outstanding warrants into 34,815,964 shares of Class A common stock, and (iii) the conversion of all of the Company’s issued and outstanding 16.0% Convertible Senior Secured (Third Lien) PIK Notes (the “Convertible Senior Notes”) into 29,178,268 shares of Class A common stock, there were 142,275,873 shares of Class A common stock issued and outstanding. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our Class A common stock that will be held by any selling stockholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the applicable selling stockholder.

(3)

Consists of (i) 18,831,237 shares of Class A common stock and 34,036 shares transferred to Crestview III USWS, L.P. by Matlin & Partners Acquisition Sponsor LLC on July 3, 2019, (ii) 987,019 shares of Class A common stock issuable upon exercise of the warrants received by Crestview III USWS, L.P. pursuant to that certain Subscription Agreement dated as of dated July 13, 2018 (the “Initial Warrants”), (iii) 726,082 shares of Class A common stock issuable upon exercise of the warrants issued pursuant to the Series A Purchase Agreement (the “Preferred Warrants”), (iv) 6,648,720 shares of Class A Common Stock issuable upon exercise of 6,648,720 of the Term C Loan Warrants, (v) 258,524 shares of Class A Common Stock issuable upon conversion of 4,205 shares of the Series A Preferred Stock and (vi) 9,341,254 shares of Class A common stock issuable upon conversion of $43,007,379 in aggregate principal amount of Convertible Senior Notes. Excludes any shares of Class A common stock that may be issued upon exercise of any

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warrants that may be issued after the date hereof pursuant to the terms of the Series A Purchase Agreement. Crestview Partners III GP, L.P. (“Crestview GP”) is the general partner of the investment funds which are direct or indirect members of Crestview III USWS, L.P. Decisions by Crestview GP to vote or dispose of the securities held by Crestview III USWS, L.P. requires the approval of a majority of the seven members of its investment committee and its chairman, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick . None of the foregoing persons has the power individually to vote or dispose of any of such securities. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such securities. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022. Pursuant to the Merger and Contribution Agreement dated July 13, 2018 and Crestview Subscription Agreement dated July 13, 2018, Adam J. Klein is a member of the Company’s board of directors. Mr. Klein is a Partner of Crestview, L.L.C. (which is the general partner of Crestview GP) and Crestview Advisors, L.L.C. (which provides investment advisory and management services to Crestview III USWS, L.P).
(4)

Consists of (i) 929,458 shares of Class A common stock and 1,680 shares transferred to Crestview III USWS TE, LLC by Matlin & Partners Acquisition Sponsor LLC on July 3, 2019, (ii) 48,696 shares of Class A common stock issuable upon exercise of the Initial Warrants, (iii) 33,436 shares of Class A common stock issuable upon exercise of the Preferred Warrants, (iv) 328,074 shares of Class A Common Stock issuable upon exercise of 328,074 of the Term C Loan Warrants, (v) 12,596 shares of Class A common stock issuable upon conversion of 207 shares of the Series A Preferred Stock and (v) 425,958 shares of Class A common stock issuable upon conversion of $2,039,350 in aggregate principal amount of the Convertible Senior Notes. Excludes any shares of Class A common stock that may be issued upon exercise of any warrants that may be issued after the date hereof pursuant to the terms of the Series A Purchase Agreement. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview III USWS TE, LLC. Decisions by Crestview GP to vote or dispose of the securities held by Crestview III USWS TE, LLC requires the approval of a majority of the seven members of its investment committee and its chairman, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick . None of the foregoing persons has the power individually to vote or dispose of any of such securities. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such securities. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022. Pursuant to the Merger and Contribution Agreement dated July 13, 2018 and Crestview Subscription Agreement dated July 13, 2018, Adam J. Klein is a member of the Company’s board of directors. Mr. Klein is a Partner of Crestview, L.L.C. (which is the general partner of Crestview GP) and Crestview Advisors, L.L.C. (which provides investment advisory and management services to Crestview III USWS TE, LLC).

(5)

Consists of (i) 6,976,744 shares of Class A common stock issuable to THRC Holdings, LP (“THRC”) upon exercise of Term C Loan Warrants, (ii) 4,272,887 shares of Class A common stock issuable upon conversion of the $15,250,000 in aggregate principal amount of the Convertible Senior Notes issued to THRC, and (iii) 57,403 shares of Class A common stock directly owned by THRC. THRC Management, LLC, as General Partner of THRC has exclusive voting and investment power over securities beneficially owned by THRC Holdings. Dan Wilks, as sole Manager of THRC Management, together with his spouse, Staci Wilks, who share the same household, may be deemed to exercise voting and investment power over securities beneficially owned by THRC.

(6)	David J. Matlin is a member of the Company’s board of directors. The business address of David J. Matlin is 600 Fifth Avenue, 22nd Floor, New York, New York 10022.
(7)

Consists of 3,403,290 shares of Class A common stock issuable upon exercise of RDO Investor Warrants, which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The RDO Investor Warrants are

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subject to a 4.99% beneficial ownership limitation that prohibits the Master Fund from exercising any portion of them if, following the exercise, the Master Fund’s ownership of our common stock would exceed the ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(8)

Consists of 1,134,430 shares of Class A common stock issuable to Intracoastal Capital LLC upon exercise of RDO Investor Warrants. “Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The business address for Intracoastal Capital LLC is 245 Palm Trail, Delray Beach FL 33483.

(9)

Consists of (i) 1,134,430 shares of Class A common stock issuable to Anson Investments Master Fund LP upon exercise of RDO Investor Warrants and (iii) 1,134,430 shares of Class A common stock directly owned by Anson Investments Master Fund LP. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), hold voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Fund Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson Investments Master Fund LP is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(10)

Consists of (i) 283,608 shares of Class A common stock issuable to Anson East Master Fund LP upon exercise of RDO Investor Warrants and (iii) 283,608 shares of Class A common stock directly owned by Anson East Master Fund LP. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“AEMF”), hold voting and dispositive power over the securities held by AEMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Fund Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson East Master Fund LP is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(11)

Consists of 850,823 shares of Class A common stock issuable to CVI Investments, Inc. upon exercise of RDO Investor Warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.. The business address for CVI Investments, Inc. is 101 California Street, Suite 3250, San Francisco, CA 94111, c/o Heights Capital Management, Inc.

(12)

Consists of 2,268,860 shares of Class A common stock issuable to Hudson Bay Master Fund Ltd. upon exercise of RDO Investor Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.. The business address for Hudson Bay Master Fund Ltd. is 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830 c/o Hudson Bay Capital Management LP.

(13)

Consists of 2,047,856 shares of Class A common stock issuable to Empery Asset Master, LTD (“EAM”) upon exercise of RDO Investor Warrants. Empery Asset Management LP, the authorized agent of EAM, has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the

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beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for Empery Asset Master, LTD is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020 c/o Empery Capital Management, LP.
(14)

Consists of 585,327 shares of Class A common stock issuable to Empery Tax Efficient, LP (“ETE”) upon exercise of RDO Investor Warrants. Empery Asset Management LP, the authorized agent of ETE, has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for Empery Tax Efficient, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020 c/o Empery Capital Management, LP.

(15)

Consists of 770,107 shares of Class A common stock issuable to Empery Tax Efficient III, LP (“ETE III”) upon exercise of RDO Investor Warrants. Empery Asset Management LP, the authorized agent of ETE III, has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for Empery Tax Efficient III, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020 c/o Empery Capital Management, LP.

(16)

Consists of (i) 1,701,644 shares of Class A common stock issuable to Sabby Volatility Warrant Master Fund, Ltd upon exercise of RDO Investor Warrants and (iii) 981,198 shares of Class A common stock directly owned by Sabby Volatility Warrant Master Fund, Ltd. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The business address for Sabby Volatility Warrant Master Fund, Ltd is 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458 c/o Sabby Management, LLC.

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PLAN OF DISTRIBUTION

Sale of Class A common stock by Selling Stockholders

The selling stockholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of the shares of our Class A common stock covered by this prospectus on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, they include the name of such transferee in the list of selling stockholders under this prospectus. Subject to compliance with applicable law, the selling stockholders may use any one or more of the following methods when selling shares of Class A common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares of Class A common stock;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares of Class A common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of Class A common stock by any selling stockholder to its partners, members or securityholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of Class A common stock covered by this prospectus. At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus.

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To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling stockholders may also sell shares of our Class A common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders (and/or, if any broker-dealer acts as agent for the purchaser of shares of Class A common stock, from the purchaser) in amounts to be negotiated.

In connection with the sale of the Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the Class A common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of their shares of Class A common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of Class A common stock pledged or secured thereby pursuant to this prospectus. The selling stockholders and any other persons participating in the sale or distribution of the shares of Class A common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Class A common stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of Class A common stock.

The selling stockholders also may transfer the shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of Class A common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of Class A common stock pursuant to the distribution through a registration statement.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or

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discounts under the Securities Act. To our knowledge, no selling stockholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our Class A common stock.

We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock. We have agreed to indemnify certain selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended by the Certificate of Amendment to the Certificate of Incorporation dated effective as of September 30, 2021 (the “Certificate of Amendment”), our Amended and Restated Bylaws (the “Bylaws”), our Certificate of Designations with respect to our Series A Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”), the Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated as of November 9, 2018, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated May 24, 2019 and Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated April 1, 2020 (collectively, the “A&R USWS Holdings LLC Agreement”), The Warrant Agreement, dated March 9, 2017 (the “2017 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and Matlin & Partners Acquisition Corporation, the Warrant Agreement, dated May 24, 2019 (the “2019 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Note Purchase Agreement, dated June 24, 2021, as amended, among U.S. Well Services, Inc., the purchasers party thereto, and Wilmington Savings Fund Society, FSB, as notes agent (the “Note Purchase Agreement”), the Warrant Agreement, dated February 28, 2022 (the “February 28 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Warrant Agreement, dated March 1, 2022 (the “March 1 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the form of warrant agreement pursuant to which the Company issued warrants to certain investors on March 11, 2022 (the “March 11 2022 Warrant Agreement”) and the form of warrant agreement pursuant to which the Company issued warrants to H.C. Wainwright & Co., LLC (the “Placement Agent”) on March 11, 2022 in connection with our registered direct offering (the “Placement Agent Warrant Agreement”). The Certificate of Incorporation, Certificate of Amendment, Bylaws, Series A Certificate of Designations, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement and Note Purchase Agreement are incorporated by reference as exhibits to the Annual Report on Form 10-K filed on March 30, 2022 , which is incorporated by reference herein, the February 28 2022 Warrant Agreement and the March 1 2022 Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 4, 2022, which is incorporated by reference herein, and the March 11 2022 Warrant Agreement and the Placement Agent Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 11, 2022, which is incorporated by reference herein. We encourage you to read the Certificate of Incorporation, Certificate of Amendment, Bylaws, Series A Certificate of Designations, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement, the Note Purchase Agreement, the February 28 2022 Warrant Agreement, the March 1 2022 Warrant Agreement, the March 11 2022 Warrant Agreement, the Placement Agent Warrant Agreement and the applicable provisions of the DGCL for additional information.

General

The Certificate of Incorporation provides that the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 440,000,000 shares, consisting of (a) 430,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (iii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”), including 55,000 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) and 22,050 shares of Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”).

As of March 31, 2022, 77,066,612 shares of Class A Common Stock and 19,610 shares of Series A Preferred Stock were issued and outstanding.

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During the year ended December 31, 2021, the remaining issued and outstanding 2,302,936 shares of Class B Common Stock were converted into 657,982 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

During the year ended December 31, 2021, the remaining issued and outstanding 22,050 shares of Class B Preferred Stock were converted into 26,615,215 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Preferred Stock issued and outstanding.

All of the shares of the Class F Common Stock that were not forfeited in connection with our Business Combination were converted into shares of Class A Common Stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Certificate of Incorporation (including any certificate of designation of preferred stock) or the Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of Common Stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The holders of the Class A Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Holders of the Class A Common Stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”), subject to the consent of the holders of shares of Series A Preferred Stock.

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018, with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of Class B Common Stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings (“USWS Units”) and an equal number of shares of Class B Common Stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of Class B Common Stock. While outstanding. we maintained a one-to-one ratio between the number of outstanding shares of Class B Common Stock and the number of USWS Units held by persons other than the Company, so holders of USWS Units (other than the Company) had a voting interest in the Company that is proportionate to their economic interest in USWS Holdings. Class B Common Stock represents a non-economic interest in the Company.

Shares of Class B Common Stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of USWS Units and only to the person or entity to whom such USWS Units

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are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of Class B Common Stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Company) only if, and only to the extent permitted by the A&R USWS Holdings LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s USWS Units to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of Class B Common Stock (together with the same number of USWS Units) may be exchanged for shares of Class A Common Stock as provided in the A&R USWS Holdings LLC Agreement.

Holders of shares of the Class B Common Stock will vote together as a single class with holders of shares of the Class A Common Stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of Class B Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock.

Holders of Class B Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of the Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have antitakeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

The Series A Preferred Stock ranks senior to the Class A Common Stock and Class B Common Stock with respect to distributions and upon a liquidation, winding-up or dissolution of our affairs. The Series A Preferred Stock have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to the Certificate of Incorporation that negatively impact the rights of the holders of Series A Preferred Stock and the payment of dividends on, repurchase or redemption of Class A Common Stock.

Holders of shares of Series A Preferred Stock are entitled to receive cumulative dividends, compounding quarterly and payable in arrears, from May 24, 2019 (the “Initial Closing Date”) until the second anniversary of the Initial Closing Date, at an annual rate of 12.0% on the then-applicable liquidation preference, and thereafter, 16.0% of the liquidation preference. Dividends are payable, at our option, in cash from legally available funds or in kind by increasing the liquidation preference of the outstanding Series A Preferred Stock by the amount per share of the dividend on February 24, May 24, August 24, and November 24 of each year, commencing on August 24, 2019.

We have the option, but no obligation, to redeem the Series A Preferred Stock for cash. If we notify the holders that we have elected to redeem shares of Series A Preferred Stock, the holder may instead elect to

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convert such shares into shares of Class A Common Stock. If the shares of Series A Preferred Stock are converting in response to a redemption notice they will net settle for a combination of cash and Class A Common Stock.

Following the first anniversary of the Initial Closing Date, each holder of Series A Preferred Stock may convert all or any portion of its shares of Series A Preferred Stock into Class A Common Stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the third anniversary of the Initial Closing Date, we may cause the conversion of all or any portion of the Series A Preferred Stock into Class A Common Stock if (i) the closing price of the Class A Common Stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the Class A Common Stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) we have an effective registration statement on file with the U.S. Securities and Exchange Commission covering resales of the underlying Class A Common Stock to be received upon such conversion.

Convertible Senior Notes

On June 24, 2021, we entered into a Note Purchase Agreement to issue 16.0% Convertible Senior Secured (Third Lien) PIK Notes. Pursuant to the Note Purchase Agreement, in June 2021 and July 2021, we issued and sold $75.0 million in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock for cash (the “Cash Notes”). The conversion prices of the Cash Notes range from $3.43 to $4.38, subject to adjustment. In addition, in June 2021, we issued and sold $39.0 million in principal amount of 16.0% Convertible Senior Secured (Third Lien) PIK Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock in exchange for 30,390 shares of the Company’s Series A Preferred Stock (the “Exchange Notes” and, together with the Cash Notes, the “Equity Linked Notes”). In connection with the issuance, we also issued a 16.0% Convertible Senior Secured (Third Lien) PIK Notes in the principal amount of $22,500,000 that was convertible into a license agreement and was subsequently converted (the “License Linked Note” and, together with the Equity Linked Notes, the “Convertible Senior Notes”). The Exchange Notes are convertible at a conversion price of $7.00, subject to adjustment.

The Convertible Senior Notes bear interest at a rate of 16.0% per annum. Accrued and unpaid interest is calculated on the last day of each quarter, commencing September 30, 2021, and will be paid-in-kind (“PIK”) on such date by increasing the unpaid principal amount of the outstanding Convertible Senior Notes.

Each Equity Linked Note, subject to earlier conversion, is due and payable on June 5, 2026 in shares of Class A Common Stock equal to the entire outstanding and unpaid principal balance, plus any PIK interest, subject to certain limitations on the number of shares of Class A Common Stock that may be issued and which would require us to settle the conversion in payment partially in cash. The number of shares of Class A Common Stock to be issued will be based on the 20-day volume weighted average trading price of the Class A Common Stock immediately preceding the maturity date. The Equity Linked Notes are convertible at any time at the option of the holder into a number of shares of Class A Common Stock equal to the principal amount of such notes then outstanding plus PIK interest through the conversion date divided by the then applicable conversion price as described above. If we experience an event of default (as defined in the Note Purchase Agreement), which is continuing on the maturity date, then payment of principal and PIK interest shall be made in cash on any outstanding Equity Linked Notes.

Additionally, following the first anniversary of the Note Purchase Agreement, and at any time in which there are no issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock, if the 20-day volume weighted average trading price of the Class A Common Stock is greater than $7.00 for 10 trading days

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during any 20 consecutive trading day period, we may deliver a notice to the holder of an Equity Linked Note to convert such Equity Linked Notes at the conversion prices set forth above.

As of March 31, 2022, we had $128.6 million of principal, including PIK interest, outstanding of the Convertible Senior Notes, which are convertible into 29,178,268 shares of the Company’s Class A Common Stock at the option of the holders.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Staggered Board; Removal of Directors. The Certificate of Incorporation divides our Board into three classes with staggered three-year terms. In addition, the Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Under the Certificate of Incorporation, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, the Certificate of Incorporation provides that the authorized number of directors may be changed only by the resolution of our Board. The classification of our Board and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

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Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock and the Class F Common Stock, with respect to which action may be taken by written consent. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, Chief Executive Officer, or the Board. In addition, the Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our Common Stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Super-Majority Voting. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote is required to amend or repeal or to adopt any provisions inconsistent certain provisions of the Certificate of Incorporation described above.

Exclusive Forum Selection. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Although the Certificate of Incorporation contains the choice of forum provision described above, we do not expect this choice of forum provision will apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

Authorized but Unissued Capital Stock. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

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One of the effects of the existence of unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Description of Warrants

General

As of March 31, 2022, there were 9,994,635 Public Warrants (as defined below) outstanding and issued pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering and 9,172,782 Private Placement Warrants (as defined below) outstanding and issued in a private placement that closed simultaneously with the closing of our initial public offering. As of March 31, 2022, the Public and Private Warrants were exercisable for an aggregate of 2,738,203 shares of Class A Common Stock.

As of March 31, 2022, there were 6,666,662 Series A Warrants (as defined below) exercisable for an aggregate of 1,904,761 shares of the Class A Common Stock issued pursuant to the Purchase Agreement dated as of May 23, 2019 (the “Series A Purchase Agreement”), between the Company and the purchasers of the Series A Preferred Stock.

As of March 31, 2022, there were 13,953,488 February 2022 Warrants (as defined below) exercisable for an aggregate of 13,953,488 shares of the Class A Common Stock issued pursuant to the February 28 2022 Warrant Agreement and the Consent and Sixth Amendment (the “Term Loan Amendment”) to the Senior Secured Term Loan Credit Agreement with CLMG Corp., as administrative agent and term loan collateral agent, and the lenders party thereto.

As of March 31, 2022, there were 1,046,511 March 2022 Warrants (as defined below) exercisable for an aggregate of 1,046,511 shares of the Class A Common Stock issued pursuant to the March 1 2022 Warrant Agreement and the Term Loan Amendment.

As of March 31, 2022, there were 14,180,375 RDO Investor Warrants (as defined below) exercisable for an aggregate of 14,180,375 shares of the Class A Common Stock issued to the purchasers in our registered direct offering of Class A Common Stock pursuant to the March 11 2022 Warrant Agreement and the securities purchase agreement (the “Securities Purchase Agreement”) we entered with several institutional and accredited investors in connection therewith.

As of March 31, 2022, there were 992,626 Placement Agent Warrants (as defined below) exercisable for an aggregate of 992,626 shares of the Class A Common Stock issued to the Placement Agent in our registered direct offering of Class A Common Stock pursuant to the Placement Agent Warrant Agreement and the engagement letter by and between the Company and the Placement Agent, dated as of March 8, 2022.

Public Warrants and Private Placement Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of the Class A Common Stock pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering (the “Public Warrants”) and (ii) an aggregate of 15,500,000 warrants to purchase shares of Class A Common Stock in a private placement that closed simultaneously with the closing of our initial public offering (the “Private Placement Warrants,” and, together with the Public Warrants, the “Public and Private Placement Warrants”).

Each outstanding Public or Private Placement Warrant entitles the registered holder to purchase one-seventh of a share of the Class A Common Stock at a price of $5.75 per warrant ($40.25 per full share equivalent),

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subject to adjustment. The outstanding Public and Private Placement Warrants will expire on November 9, 2023, five years after the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding Public and Private Placement Warrants for redemption:

in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last sale price of the Class A Common Stock equals or exceeds $84.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the Public and Private Placement Warrants for redemption as described above, we will have the option to require all holders that wish to exercise Public or Private Placement Warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the Public or Private Placement Warrants for that number of shares of the Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A Common Stock underlying such warrants, multiplied by the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public and Private Placement Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the Public and Private Placement Warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their Public or Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public or Private Placement Warrants on a cashless basis. The Private Placement Warrants will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of Class A Common Stock issuable on exercise of the outstanding Public and Private Placement Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A Common Stock issuable on exercise of the Public and Private Placement Warrants will not be adjusted for issuances of Class A Common Stock at a price below the warrant exercise price.

The outstanding Public and Private Placement Warrants were issued in registered form under the 2017 Warrant Agreement. The Public and Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public and Private Placement Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public or Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A

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Common Stock upon exercise of the Public and Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by our stockholders.

No outstanding Public and Private Placement Warrants will be exercisable unless at the time of exercise a prospectus relating to Class A Common Stock issuable upon exercise of the Public and Private Placement Warrants is current and available throughout the 30-day redemption period and the Class A Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Public and Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued upon exercise of the outstanding Public and Private Placement Warrants. If, upon exercise of the Public and Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Series A Warrants

On May 24, 2019, the Company issued 2,933,333 initial warrants to certain institutional investors in connection with the Series A Purchase Agreement (the “Series A Warrants”).

Each Series A Warrant issued pursuant to the Series A Purchase Agreement entitles the registered holder to purchase two-sevenths of a share of the Class A Common Stock stated in such warrant at a price of $7.66 per share ($26.81 per full share equivalent), subject to adjustment as discussed below, at any time commencing on the date that is six months and one day after the Initial Closing Date (the “Exercisable Date”). Series A Warrants must be exercised for a whole share. The Series A Warrants will expire on November 25, 2025, the sixth anniversary of the Exercisable Date, at 5:00 p.m., New York City time.

No Series A Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Series A Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Series A Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such

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shares of Class A Common Stock (or other shares of our capital stock into which the Series A Warrants are convertible), other than as described above, then the Series A Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants is adjusted, as described above, the Series A Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Series A Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Series A Warrants and in lieu of the shares of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Series A Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Series A Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, (i) the holder of a Series A Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Series A Warrant holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the 2019 Warrant Agreement and (ii) if we are not the issuer of the securities constituting the Alternative Issuance, then we and such issuer(s) will take such action so as to ensure the availability of Section 3(a)(9) under the Securities Act for any issuance of such securities upon the exercise of the Series A Warrants and the tacking of the “holding

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period” under Rule 144 under the Securities Act for the Series A Warrants to such securities. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the Series A Warrant exercise price will be reduced as specified in the 2019 Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the 2019 Warrant Agreement) of the Series A Warrant.

The Series A Warrants were issued in registered form under the 2019 Warrant Agreement. The 2019 Warrant Agreement provides that the terms of the Series A Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 75% of the then outstanding Series A Warrants issued pursuant to the Series A Purchase Agreement to make any change that adversely affects the interests of the registered holders of Series A Warrants.

The Series A Warrants may be exercised upon the surrender of the certificate evidencing such Series A Warrant on or before the expiration date at the offices of the Series A Warrant agent, with the subscription form, as set forth in the Series A Warrants, duly executed, for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Series A Warrants to be exercised, multiplied by the difference between the exercise price of the Series A Warrants per share and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of Series A Warrant exercise or redemption is sent.

The Series A Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Series A Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Series A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Series A Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Series A Warrants. If, upon exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Series A Warrant holder.

February 2022 Warrants and March 2022 Warrants

On February 28, 2022, the Company issued 13,953,488 warrants to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “February 2022 Warrants”) and on March 1, 2022 the Company issued 1,046,511 to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “March 2022 Warrants” and, together with the February 2022 Warrants, the “Term C Loan Warrants”).

Each February 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.10 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The February 2022 Warrants will expire on February 28, 2028, the sixth anniversary of their issuance.

Each March 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.29 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The March 2022 Warrants will expire on March 1, 2028, the sixth anniversary of their issuance.

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No Term C Loan Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Term C Loan Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Term C Loan Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Term C Loan Warrants are convertible), other than as described above, then the Term C Loan Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants is adjusted, as described above, the Term C Loan Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Term C Loan Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Term C Loan Warrants and in lieu of the shares

25

of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Term C Loan Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Term C Loan Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Term C Loan Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable, based on the per share consideration minus Black-Scholes Warrant Value of the applicable Term C Loan Warrant, as set forth in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable.

The Term C Loan Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Term C Loan Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Term C Loan Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Term C Loan Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Term C Loan Warrants. If, upon exercise of the Term C Loan Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Term C Loan Warrant holder.

RDO Investor Warrants and Placement Agent Warrants

On March 11, 2022, the Company issued 14,180,375 warrants to purchase up to 14,180,375 shares of Class A Common Stock to several institutional and accredited investors (the “RDO Investor Warrants”) in connection with the securities purchase agreement. Subject to certain ownership limitations, the RDO Investor Warrants are immediately exercisable upon issuance at an exercise price equal to $1.763 per share of Class A Common Stock, subject to adjustments as provided under the terms of the RDO Investor Warrants. The RDO Investor Warrants are exercisable for three and one-half years from the initial exercise date.

On March 11, 2022, the Company issued 992,626 warrants to purchase up to 992,626 shares of Class A Common Stock to the Placement Agent (the “Placement Agent Warrants”), pursuant to the terms of the placement agent engagement agreement. Subject to certain ownership limitations, the Placement Agent Warrants are immediately exercisable upon issuance at an exercise price equal to $2.2038 per share of Class A Common Stock, subject to adjustments as provided under the terms of the Placement Agent Warrants. The Placement Agent Warrants are exercisable for three and one-half years from the initial exercise date.

The holders of the RDO Investor Warrants and the Placement Agent Warrants do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their RDO Investor Warrants or the Placement Agent Warrants, as applicable, and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the RDO Investor Warrants or the Placement Agent Warrants, as applicable, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Porter Hedges LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains website that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s website at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings made after the date of this prospectus and prior to the termination of this offering (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March  30, 2022, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2022, incorporated by reference therein (File No. 001-38025);

•

Our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, March  4, 2022, March  11, 2022 and March 30, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) (File No. 001-38025); and

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•

Description of our Class  A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025) and any amendment or report filed for purposes of updating that description.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.uswellservices.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You can also request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

832-562-3730

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2022

Prospectus

U.S. Well Services, Inc.

$50,000,000

Class A Common Stock

We have entered into an equity distribution agreement, dated April 26, 2022 (the “equity distribution agreement”), with Piper Sandler & Co. (the “sales agent” or “Piper Sandler”), relating to shares of our Class A common stock offered by this prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our Class A common stock from time to time through the sales agent. This prospectus is only offering shares of our Class A common stock having an aggregate offering price of $50 million. We will be required to file another prospectus supplement in the event we choose to offer more than $50 million in shares of our Class A common stock in accordance with the terms of the equity distribution agreement.

Shares of our Class A common stock trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “USWS.” On April 25, 2022, the last sale price of the shares as reported on Nasdaq was $0.9057 per share.

Sales of our Class A common stock, if any, pursuant to this prospectus will be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Piper Sandler will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between Piper Sandler and us.

The compensation to Piper Sandler for sales of our Class A common stock pursuant to the equity distribution agreement will be an amount up to 3.0% of the gross sales price of all Class A common stock sold thereunder. In connection with the sale of the Class A common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for information regarding risks you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus is                , 2022

Prospectus

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ABOUT THIS PROSPECTUS

You should assume that the information contained in this prospectus is accurate only as of the date on the front page of this prospectus and that any information we have incorporated by reference into this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of a security.

In addition, we incorporate important information into this prospectus by reference. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” in this prospectus. We urge you to carefully read this prospectus and the information incorporated by reference before buying any of the securities being offered under this prospectus.

To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference herein, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus is part of a registration statement on Form S-3 we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $400,000,000 of our debt securities, Class A common stock, preferred stock, depositary shares, warrants, purchase contracts, units or subscription rights in one or more offerings. The $50,000,000 of shares of Class A common stock that may be offered, issued and sold under this prospectus is included in the $400,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events, conditions and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” “would,” “foresee,” or the negative thereof. The absence of these words, however, does not mean that these statements are not forward-looking. These forward-looking statements are based on our current expectation, belief and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include:

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geological, operating and economic factors and changes in prices and market conditions, including changes in expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service;

•	our transition from the diesel pressure pumping market and the potential for continued negative impacts of such transition on our liquidity and ability to generate revenues;

•	the effectiveness of management’s strategies and decisions;

•	our ability to obtain financing, raise capital and continue as a going concern;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	our ability to profitably convert to an all-electric pressure pumping services provider;

•	our ability to collect accounts receivable;

•	compliance with our debt agreements and equity-related securities;

•	volatility in market prices;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	availability of materials and labor;

•	supply chain constraints and disruptions;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as natural disasters, catastrophes and severe weather conditions, including floods, hurricanes and earthquakes;

•	public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	cyberattacks adversely affecting our operation; and

•	our ability to satisfy the continued listing requirements of Nasdaq with respect to our Class A common stock and warrants or to cure any continued listing standard deficiency with respect thereto.

This prospectus identifies other factors that could cause such differences. See “Risk Factors.” We cannot assure you that these are all of the risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. Risks and uncertainties that could cause or contribute to such differences also include, but are not limited to, those discussed in our filings with the SEC, including under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 30, 2022 and in our subsequently filed Quarterly Reports on Form 10-Q. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein and therein, before deciding whether to invest in our Class A common stock.

U.S. Well Services, Inc.

Overview

We are one of the pioneer companies in developing the electric pressure pumping industry. We are based in Houston, Texas and provide our services to oil and natural gas exploration and production (“E&P”) companies in the United States. We are one of the first companies to develop and commercially deploy electric-powered pressure pumping technology (“Clean Fleet®”), which we believe is an industry-changing technology. Our Clean Fleet® technology has a demonstrated track record for successful commercial operation, with over 29,900 electric pressure pumping stages completed since the first Clean Fleet® was deployed in July 2014. Our Clean Fleet® technology is supported by an intellectual property portfolio, consisting of 62 granted patents and an additional 201 pending patents. We believe that the following characteristics of the Clean Fleet® technology provide the Company with a distinct competitive advantage:

•	Industry Leading Environmental Profile

•	Reduced Fuel Costs

•	Enhanced Wellsite and Community Safety Profile

•	Lower Cost of Ownership

•	Superior Operational Efficiency Profile

In May 2021, we announced the next generation of our Clean Fleet® technology with the unveiling of our newly designed Nyx Clean Fleet®. Nyx Clean Fleet® will use our patented PowerCube, driving two independently controlled electric motors and frac pumps to provide 6,000 hydraulic horsepower on a single trailer. We anticipate the first Nyx Clean Fleet® to be delivered in the second quarter of 2022.

Since our announcement in May 2021 of our commitment to becoming an all-electric pressure pumping services provider, we have sold most of our legacy, diesel-powered pressure pumping equipment. We have retained some of our legacy, diesel-powered pressure pumping equipment for use during our transition to support our electric fleets and bridge the time gap between our customers’ current service needs and the deployment of our newbuild Nyx Clean Fleets®. Upon delivery, our Nyx Clean Fleets® are intended to replace any conventional fleet in operation.

We currently have five electric fleets representing 258,350 electric hydraulic horsepower and legacy, diesel-powered equipment representing 90,250 hydraulic horsepower.

Currently, we provide our services in the Appalachian, Permian and Uinta Basins. We have demonstrated the capability to expeditiously deploy our fleets to new oil and gas basins when requested by customers. Our customers include EQT Corporation, Range Resources, Olympus Energy and other leading E&P companies.

Clean Fleet® Technology

Our Clean Fleet® uses electric motors and other existing industry equipment to provide pressure pumping services with numerous advantages over conventional diesel fleets. Our Clean Fleet® technology is a proven

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technology that has been in commercial operations since July 2014, making us a leading provider of electric-powered pressure pumping services. Our Clean Fleet® technology is supported by an intellectual property portfolio. We have been granted, or have received notice of allowance, for 62 patents and have an additional 201 patents pending.

We believe Clean Fleet® technology provides the Company with a distinct competitive advantage over our competitors because of the following characteristics:

•	Industry Leading Environmental Profile. Clean Fleet® offers superior emissions performance as compared to traditional diesel-powered pressure pumping equipment.

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Reduced Fuel Costs. Clean Fleet® technology uses electric motors to drive its frac pumps instead of internal combustion engines and transmissions used on traditional, diesel-powered pressure pumping equipment. Clean Fleet®’s electric motors are powered by mobile turbine generators or other power sources that can use natural gas produced and conditioned in the field (“Field Gas”), compressed natural gas (“CNG”), liquefied natural gas (“LNG”) or diesel as a fuel source. Our customers typically provide Field Gas or CNG to fuel Clean Fleet®’s turbine generators, which offers a significant cost savings relative to purchasing diesel fuel to power traditional pressure pumping equipment in the current market environment.

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Enhanced Wellsite and Community Safety Profile. Clean Fleet® offers superior safety benefits relative to conventional diesel fleets for both workers at the wellsite and inhabitants of nearby communities.

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Lower Cost of Ownership. We believe Clean Fleet® offers the best cost of ownership of any commercially available pressure pumping technology. Also, Clean Fleet® uses long-lived components such as electric motors, switchgears, and turbine generators that we estimate will be capable of operating for more than 15 years, while conventional diesel fleets can be expected to operate for less than five years before requiring major component replacements.

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Superior Operational Efficiency Profile. Clean Fleet® technology allows us to garner operational efficiencies that are difficult to achieve with traditional diesel-powered pressure pumping technology. By eliminating moving parts associated with internal combustion engines and transmissions, as well as eliminating the need for preventative maintenance activities such as oil filter changes, we are able to reduce maintenance-related downtime. Additionally, the ability of our Clean Fleet® technology to automatically capture and transmit vast amounts of operational, logistical, and environmental data provide us with insights that offer opportunities for continuous improvements in our operational efficiencies..

Competitive Strengths

We believe that the following strengths will position us to provide high-quality service to our customers:

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Proprietary Clean Fleet® technology. We are a market leader in electric pressure pumping technology, with five all-electric fleets. Our fleets utilizing Clean Fleet® technology provide substantial cost savings by replacing diesel fuel with natural gas and offer considerable operational, safety and environmental advantages. Clean Fleet® technology offers superior operational efficiency resulting from reduced non-productive time due to repairs, maintenance and failures associated with diesel-powered engines and transmissions. Additionally, Clean Fleet® technology can substantially reduce emissions of air pollutants and noise from the wellsite. With an increasing focus on ESG and increasing returns by our customers, we believe that adoption of this technology in the near term will materially increase and allow us to continue to significantly expand our market share over the next several years.

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Strong, employee centered culture. Our employees are critical to our success and are a key source of our competitive advantage. We continuously invest in training and development for our employees, and

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as a result, we can provide consistent, high-quality service and safe working conditions for both employees and customers.

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Track record for safety. Safety is a critical element of our operations. We focus on providing customers with the highest quality of service by employing a trained and motivated workforce that is rigorously focused on safety. We continuously review safety data and work to develop and implement policies and procedures that ensure the safety and wellbeing of our employees, customers, and the communities in which we operate. Our field operators are empowered to stop work and question the safety of a situation or task performed. We use specialized technology to improve safety for our truck drivers and employ measures to mitigate the risk of respirable silica dust exposure on the wellsite. We believe our record of safe operations makes us an attractive partner for both our customers and our employees. Additionally, we continue to take proactive measures to safeguard the physical health of our employees in response to the novel coronavirus 2019 (“COVID-19”) pandemic. Employees capable of working from home were allowed to do so and all individuals entering a Company facility or work location are required to undergo a screening process.

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Strong customer relationships supported by contracts and dedications. We have cultivated strong relationships with a diverse group of customers because of the quality of our service, safety performance and ability to work with customers to establish mutually beneficial service agreements. Our contracts and dedications provide customers with certainty of service pricing, allowing them to efficiently budget and plan the development of their wells. Additionally, our contracts and dedications allow us to maintain higher utilization of our fleet and generate revenue and cash flow through industry cycles. We believe our relationships and the structure of our contracts and dedications position us to continue to build long-term partnerships with customers and support stable financial performance.

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Modern, high-quality equipment and rigorous maintenance program. Our fleets consist of modern, well-maintained equipment. We invest in high-quality equipment from leading original equipment manufacturers. Moreover, we take proactive measures to maintain the quality of our equipment, using specialized equipment to monitor frac pump integrity and our proprietary FRAC MD® data analytics platform to support preventative maintenance efforts. We believe the quality of our equipment is critical to our ability to provide high quality service to our customers.

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Proven, cycle-tested management team. Our management team has a proven track record for building and operating oilfield service companies. Our operating and commercial teams have significant industry experience and longstanding relationships with our clients. We believe our management team’s experience and relationships position us to generate business and create value for stockholders. Additionally, our management team’s rapid response to the COVID-19 pandemic enabled us to maintain adequate liquidity and develop operational procedures allowing for business continuity during a turbulent market environment.

Corporate Information

Our principal executive offices are located at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056 and the telephone number of our principal executive offices is 832-562-3730. Our Class A common stock is traded on Nasdaq under the symbol “USWS.” To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Documents We Incorporate by Reference.”

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The Offering

Issuer	U.S. Well Services, Inc.

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $50 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Piper Sandler. Please read “Plan of Distribution” in this prospectus for more information.

Use of proceeds	We currently plan to use the net proceeds from this offering, after deducting the sales agent’s commissions and offering expenses payable by us, for general corporate purposes. Please read “Use of Proceeds” in this prospectus for more information.

Exchange listing	Our Class A common stock is listed on Nasdaq under the symbol “USWS.”

Material U.S. federal income tax considerations for Non-U.S. Holders	The material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A common stock acquired in this offering by a Non-U.S. Holder are described in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.” Each Non-U.S. Holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to it of owning and disposing of our Class A common stock.

Risk factors	Investing in our Class A common stock involves risks. Please read “Risk Factors” on page 5 of this prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

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RISK FACTORS

Investing in our Class A common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our Class A common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Class A common stock and this Offering

It is not possible to predict the actual number of shares we will sell under the equity distribution agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the equity distribution agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our Class A common stock during the sales period. Actual gross proceeds may be less than $50 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales or the availability for sale of substantial amounts of our Class A common stock, or the perception that these sales may occur, could adversely affect the trading price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities.

Our Second Amended and Restated Certificate of Incorporation (as amended, the “Second Amended and Restated Charter”) authorizes us to issue 400,000,000 shares of Class A common stock, of which 77,066,612 shares were outstanding as of March 31, 2022, and 10,000,000 shares of preferred stock, of which 19,610 shares of Series A preferred stock were outstanding as of March 31, 2022. The holders of the Series A preferred stock have the right to convert all or any portion of their shares of Series A preferred stock into 1,215,029 shares of Class A common stock. As of March 31, 2022, warrants to purchase up to 34,815,964 shares of our Class A common stock were outstanding and exercisable. As of March 31, 2022, we had $128.6 million of principal, including PIK interest, outstanding of the 16.0% Convertible Senior Secured (Third Lien) PIK Notes (“Convertible Senior Notes”), which are convertible into 29,178,268 shares of the Company’s Class A common stock at the option of the holders.

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A large percentage of our shares of our Class A common stock are held by a relatively small number of investors. We entered into registration rights agreements with certain of those investors in connection with the Transaction and in connection with their subsequent purchase of Series A preferred stock and the issuance of the Convertible Senior Notes pursuant to which we have filed registration statements with the SEC to facilitate potential future sales of such shares by them.

We may issue shares of our Class A common stock or other securities from time to time pursuant to our at-the-market offering or as consideration for future acquisitions and investments. We may issue a significant number of shares of our Class A common stock in the at-the-market offering and, additionally, if any future acquisition or investment is significant, the number of shares of our Class A common stock, or amount, as the case may be, of other securities that we may issue in connection with such acquisition or investment may in turn be substantial. We may also grant registration rights covering those shares of our Class A common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the effect that future sales of our Class A common stock will have on the price at which our Class A common stock trades or the size of future issuances of our Class A common stock or the effect, if any, that future issuances will have on the market price of our Class A common stock. Sales of substantial amounts of our Class A common stock, or the perception that such sales could occur, may adversely affect the trading price of our Class A common stock and could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

Management will have broad discretion as to the use of the proceeds from this offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If our Class A common stock is delisted, the market price and liquidity of our Class A common stock and our ability to raise additional capital would be adversely impacted.

Our Class A common stock and warrants are currently listed on the Nasdaq. Continued listing of a security on Nasdaq is conditioned upon compliance with various continued listing standards. We were subject to an initial monitoring period pursuant to Nasdaq Listing Rule 5815(d)(4)(A), during which time if we evidence a closing bid price of less than $1.00 per share for 30 consecutive trading days at any point prior to the expiration of the monitoring period (the “Rule”), we would be subject to a potential delisting. On September 7, 2021, we received written notice from Nasdaq indicating that we had failed to maintain compliance with the Rule and would therefore be delisted. We appealed this determination pursuant to procedures set forth in the Nasdaq rules and implemented a reverse stock split effective on September 30, 2021. Our appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on October 14, 2021.

On October 22, 2021, we received a letter from the Nasdaq notifying us that we had regained compliance with the Rule. Accordingly, the Panel determined to continue the listing of shares of our Class A common stock on the Nasdaq and closed the matter.

However, the Panel also determined to impose an additional monitoring period (the “Monitor Period”), pursuant to Listing Rule 5815(d)(4)(A). During the Monitor Period, which lasts until October 24, 2022, we are required to notify the Panel, in writing, in the event of a closing bid price below $1.00 on any trading day, and/or in the event we fall out of compliance with any other applicable listing requirement. Should we evidence a closing bid price of under $1.00 for 30 consecutive trading days at any point during the Monitor Period, the Panel (or a newly convened Panel if the initial Panel is unavailable) will provide written notice to us that it will promptly conduct a

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hearing with regards to this deficiency. We will have the opportunity to respond and present to the Panel as provided by Listing Rule 5815(d)(4)(A). Our securities may at that time be delisted from Nasdaq. In the event that we fail to comply with any other requirement for continued listing during the Monitor Period, we will be provided written notice of the deficiency and an opportunity to present a definitive plan to the Panel to regain compliance. The Panel will thereafter render a determination with respect to our continued listing on Nasdaq.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If our Class A common stock was to be delisted from Nasdaq, trading of our common stock most likely would be conducted in the over–the–counter market on an electronic bulletin board established for unlisted securities such as the OTCQX Market, OTCQB Market or OTC Bulletin Board. Such trading would likely reduce the market liquidity of our Class A common stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Class A common stock. If our Class A common stock is delisted from Nasdaq and the trading price remains below $5.00 per share, trading in our Class A common stock might also become subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker–dealers in connection with any trade involving a stock defined as a “penny stock” (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Many brokerage firms are reluctant to recommend low–priced stocks to their clients. Moreover, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low–priced stocks and declines in the stock price below certain levels may trigger unexpected margin calls. Additionally, because brokers’ commissions on low–priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current price of the Class A common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our Class A common stock. Finally, the additional burdens imposed upon broker–dealers by these requirements could discourage broker–dealers from facilitating trades in our Class A common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our Class A common stock. As a result, the ability of our stockholders to resell their shares of Class A common stock, and the price at which they could sell their shares, could be adversely affected. The delisting of our Class A common stock from Nasdaq would also make it more difficult for us to raise additional capital.

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USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the sales agent.

We currently plan to use the net proceeds from this offering, after deducting the sales agent’s commissions and offering expenses payable by us, for general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended by the Certificate of Amendment to the Certificate of Incorporation dated effective as of September 30, 2021 (the “Certificate of Amendment”), our Amended and Restated Bylaws (the “Bylaws”), our Certificate of Designations with respect to our Series A Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”), the Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated as of November 9, 2018, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated May 24, 2019 and Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated April 1, 2020 (collectively, the “A&R USWS Holdings LLC Agreement”), the Warrant Agreement, dated March 9, 2017 (the “2017 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and Matlin & Partners Acquisition Corporation, the Warrant Agreement, dated May 24, 2019 (the “2019 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Note Purchase Agreement, dated June 24, 2021, as amended, among U.S. Well Services, Inc., the purchasers party thereto, and Wilmington Savings Fund Society, FSB, as notes agent (the “Note Purchase Agreement”), the Warrant Agreement, dated February 28, 2022 (the “February 28 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the Warrant Agreement, dated March 1, 2022 (the “March 1 2022 Warrant Agreement”), by and between Continental Stock Transfer & Trust Company and the Company, the warrant agreement pursuant to which the Company issued warrants to certain investors on March 11, 2022 (the “March 11 2022 Warrant Agreement”) and the warrant agreement pursuant to which the Company issued warrants to H.C. Wainwright & Co., LLC (the “Placement Agent”) on March 11, 2022 in connection with our registered direct offering (the “Placement Agent Warrant Agreement”). The Certificate of Incorporation, Certificate of Amendment, Bylaws, Series A Certificate of Designations, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement and Note Purchase Agreement are incorporated by reference as exhibits to the Annual Report on Form 10-K filed on March 30, 2022 , which is incorporated by reference herein, the February 28 2022 Warrant Agreement and the March 1 2022 Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 4, 2022, which is incorporated by reference herein, and the March 11 2022 Warrant Agreement and the Placement Agent Warrant Agreement are filed as exhibits to the Current Report on Form 8-K filed on March 11, 2022, which is incorporated by reference herein. We encourage you to read the Certificate of Incorporation, Certificate of Amendment, Series A Certificate of Designations, Bylaws, the Certificate of Designations Amendment, A&R USWS Holdings LLC Agreement, 2017 Warrant Agreement, 2019 Warrant Agreement, Note Purchase Agreement, February 28 2022 Warrant Agreement, March 1 2022 Warrant Agreement, March 11 2022 Warrant Agreement, Placement Agent Warrant Agreement and the applicable provisions of the DGCL for additional information.

General

The Certificate of Incorporation provides that the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 440,000,000 shares, consisting of (a) 430,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (iii) 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”), including 55,000 shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) and 22,050 shares of Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”).

As of March 31, 2022, 77,066,612 shares of Class A Common Stock and 19,610 shares of Series A Preferred Stock were issued and outstanding.

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During the year ended December 31, 2021, the remaining issued and outstanding 2,302,936 shares of Class B Common Stock were converted into 657,982 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

During the year ended December 31, 2021, the remaining issued and outstanding 22,050 shares of Class B Preferred Stock were converted into 26,615,215 shares of Class A Common Stock. As of March 31, 2022, there were no shares of Class B Preferred Stock issued and outstanding.

All of the shares of the Class F Common Stock that were not forfeited in connection with our Business Combination with USWS Holdings LLC, a Delaware limited liability company (“USWS Holdings”), were converted into shares of Class A Common Stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the Class A Common Stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in the Certificate of Incorporation (including any certificate of designation of preferred stock) or the Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of Common Stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A Common Stock. The holders of the Class A Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A Common Stock.

Holders of the Class A Common Stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”), subject to the consent of the holders of shares of Series A Preferred Stock.

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018, with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of Class B Common Stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings (“USWS Units”) and an equal number of shares of Class B Common Stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of Class B Common Stock. While outstanding. we maintained a one-to-one ratio between the number of outstanding shares of Class B Common Stock and the number of USWS Units held by persons other than the Company, so holders of USWS Units (other than the Company) had a voting interest in the Company that is proportionate to their economic interest in USWS Holdings. Class B Common Stock represents a non-economic interest in the Company.

Shares of Class B Common Stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of USWS Units and only to the person or entity to whom such USWS Units

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are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of Class B Common Stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Company) only if, and only to the extent permitted by the A&R USWS Holdings LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s USWS Units to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of Class B Common Stock (together with the same number of USWS Units) may be exchanged for shares of Class A Common Stock as provided in the A&R USWS Holdings LLC Agreement.

Holders of shares of the Class B Common Stock will vote together as a single class with holders of shares of the Class A Common Stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of Class B Common Stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of the Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B Common Stock.

Holders of Class B Common Stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of the Class B Common Stock have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class B Common Stock.

As of March 31, 2022, there were no shares of Class B Common Stock issued and outstanding.

Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have antitakeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Series A Preferred Stock

The Series A Preferred Stock ranks senior to the Class A Common Stock and Class B Common Stock with respect to distributions and upon a liquidation, winding-up or dissolution of our affairs. The Series A Preferred Stock have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to the Certificate of Incorporation that negatively impact the rights of the holders of Series A Preferred Stock and the payment of dividends on, repurchase or redemption of Class A Common Stock.

Holders of shares of Series A Preferred Stock are entitled to receive cumulative dividends, compounding quarterly and payable in arrears, from May 24, 2019 (the “Initial Closing Date”) until the second anniversary of the Initial Closing Date, at an annual rate of 12.0% on the then-applicable liquidation preference, and thereafter, 16.0% of the liquidation preference. Dividends are payable, at our option, in cash from legally available funds or in kind by increasing the liquidation preference of the outstanding Series A Preferred Stock by the amount per share of the dividend on February 24, May 24, August 24, and November 24 of each year, commencing on August 24, 2019.

We have the option, but no obligation, to redeem the Series A Preferred Stock for cash. If we notify the holders that we have elected to redeem shares of Series A Preferred Stock, the holder may instead elect to

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convert such shares into shares of Class A Common Stock. If the shares of Series A Preferred Stock are converting in response to a redemption notice they will net settle for a combination of cash and Class A Common Stock.

Following the first anniversary of the Initial Closing Date, each holder of Series A Preferred Stock may convert all or any portion of its shares of Series A Preferred Stock into Class A Common Stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the third anniversary of the Initial Closing Date, we may cause the conversion of all or any portion of the Series A Preferred Stock into Class A Common Stock if (i) the closing price of the Class A Common Stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the Class A Common Stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) we have an effective registration statement on file with the U.S. Securities and Exchange Commission covering resales of the underlying Class A Common Stock to be received upon such conversion.

Convertible Senior Notes

On June 24, 2021, we entered into a Note Purchase Agreement to issue Convertible Senior Notes. Pursuant to the Note Purchase Agreement, in June 2021 and July 2021, we issued and sold $75.0 million in principal amount of Convertible Senior Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock for cash (the “Cash Notes”). The conversion prices of the Cash Notes range from $3.43 to $4.38, subject to adjustment. In addition, in June 2021, we issued and sold $39.0 million in principal amount of Convertible Senior Notes that are convertible at any time at the holder’s option, into shares of Class A Common Stock in exchange for 30,390 shares of the Company’s Series A Preferred Stock (the “Exchange Notes” and, together with the Cash Notes, the “Equity Linked Notes”). In connection with the issuance, we also issued a Convertible Secured Note in the principal amount of $22,500,000 that was convertible into a license agreement and was subsequently converted. The Exchange Notes are convertible at a conversion price of $7.00, subject to adjustment.

The Convertible Senior Notes bear interest at a rate of 16.0% per annum. Accrued and unpaid interest is calculated on the last day of each quarter, commencing September 30, 2021, and will be paid-in-kind (“PIK”) on such date by increasing the unpaid principal amount of the outstanding Convertible Senior Notes.

Each Equity Linked Note, subject to earlier conversion, is due and payable on June 5, 2026 in shares of Class A Common Stock equal to the entire outstanding and unpaid principal balance, plus any PIK interest, subject to certain limitations on the number of shares of Class A Common Stock that may be issued and which would require us to settle the conversion in payment partially in cash. The number of shares of Class A Common Stock to be issued will be based on the 20-day volume weighted average trading price of the Class A Common Stock immediately preceding the maturity date. The Equity Linked Notes are convertible at any time at the option of the holder into a number of shares of Class A Common Stock equal to the principal amount of such notes then outstanding plus PIK interest through the conversion date divided by the then applicable conversion price as described above. If we experience an event of default (as defined in the Note Purchase Agreement), which is continuing on the maturity date, then payment of principal and PIK interest shall be made in cash on any outstanding Equity Linked Notes.

Additionally, following the first anniversary of the Note Purchase Agreement, and at any time in which there are no issued and outstanding shares of Series A Preferred Stock or Series B Preferred Stock, if the 20-day volume weighted average trading price of the Class A Common Stock is greater than $7.00 for 10 trading days during any 20 consecutive trading day period, we may deliver a notice to the holder of an Equity Linked Note to convert such Equity Linked Notes at the conversion prices set forth above.

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As of March 31, 2022, we had $128.6 million of principal, including PIK interest, outstanding of the Convertible Senior Notes, which are convertible into 29,178,268 shares of the Company’s Class A Common Stock at the option of the holders.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Staggered Board; Removal of Directors. The Certificate of Incorporation divides our Board into three classes with staggered three-year terms. In addition, the Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Under the Certificate of Incorporation, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, the Certificate of Incorporation provides that the authorized number of directors may be changed only by the resolution of our Board. The classification of our Board and the limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Certificate of Incorporation and Bylaws provide that any action

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required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock and the Class F Common Stock, with respect to which action may be taken by written consent. The Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, Chief Executive Officer, or the Board. In addition, the Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our Common Stock because even if the third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Super-Majority Voting. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote is required to amend or repeal or to adopt any provisions inconsistent certain provisions of the Certificate of Incorporation described above.

Exclusive Forum Selection. The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. Although the Certificate of Incorporation contains the choice of forum provision described above, we do not expect this choice of forum provision will apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

Authorized but Unissued Capital Stock. Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could

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render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Description of Warrants

General

As of March 31, 2022, there were 9,994,635 Public Warrants (as defined below) outstanding and issued pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering and 9,172,782 Private Placement Warrants (as defined below) outstanding and issued in a private placement that closed simultaneously with the closing of our initial public offering. As of March 31, 2022, the Public and Private Warrants were exercisable for an aggregate of 2,738,203 shares of Class A Common Stock.

As of March 31, 2022, there were 6,666,662 Series A Warrants (as defined below) exercisable for an aggregate of 1,904,761 shares of the Class A Common Stock issued pursuant to the Purchase Agreement dated as of May 23, 2019 (the “Series A Purchase Agreement”), between the Company and the purchasers of the Series A Preferred Stock.

As of March 31, 2022, there were 13,953,488 February 2022 Warrants (as defined below) exercisable for an aggregate of 13,953,488 shares of the Class A Common Stock issued pursuant to the February 28 2022 Warrant Agreement and the Consent and Sixth Amendment (the “Term Loan Amendment”) to the Senior Secured Term Loan Credit Agreement with CLMG Corp., as administrative agent and term loan collateral agent, and the lenders party thereto.

As of March 31, 2022, there were 1,046,511 March 2022 Warrants (as defined below) exercisable for an aggregate of 1,046,511 shares of the Class A Common Stock issued pursuant to the March 1 2022 Warrant Agreement and the Term Loan Amendment.

As of March 31, 2022, there were 14,180,375 RDO Investor Warrants exercisable for an aggregate of 14,180,375 shares of the Class A Common Stock issued to the purchasers in our registered direct offering of Class A Common Stock pursuant to the March 11 2022 Warrant Agreement and the securities purchase agreement we entered with several institutional and accredited investors in connection therewith.

As of March 31, 2022, there were 992,626 Placement Agent Warrants (as defined below) exercisable for an aggregate of 992,626 shares of the Class A Common Stock issued to the Placement Agent in our registered direct offering of Class A Common Stock pursuant to the Placement Agent Warrant Agreement and the engagement letter by and between the Company and the Placement Agent, dated as of March 8, 2022.

Public Warrants and Private Placement Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of the Class A Common Stock pursuant to the 2017 Warrant Agreement entered into in connection with our initial public offering (the “Public Warrants”) and (ii) an aggregate of 15,500,000 warrants to purchase shares of Class A Common Stock in a private placement that closed simultaneously with the closing of our initial public offering (the “Private Placement Warrants,” and, together with the Public Warrants, the “Public and Private Placement Warrants”).

Each outstanding Public or Private Placement Warrant entitles the registered holder to purchase one-seventh of a share of the Class A Common Stock at a price of $5.75 per warrant ($40.25 per full share equivalent), subject to adjustment. The outstanding Public and Private Placement Warrants will expire on November 9, 2023, five years after the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding Public and Private Placement Warrants for redemption:

in whole and not in part;

•	at a price of $0.01 per warrant;

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•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last sale price of the Class A common stock equals or exceeds $84.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the Public and Private Placement Warrants for redemption as described above, we will have the option to require all holders that wish to exercise Public or Private Placement Warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the Public or Private Placement Warrants for that number of shares of the Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Class A Common Stock underlying such warrants, multiplied by the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public and Private Placement Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the Public and Private Placement Warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their Public or Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public or Private Placement Warrants on a cashless basis. The Private Placement Warrants will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of Class A Common Stock issuable on exercise of the outstanding Public and Private Placement Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A Common Stock issuable on exercise of the Public and Private Placement Warrants will not be adjusted for issuances of Class A Common Stock at a price below the warrant exercise price.

The outstanding Public and Private Placement Warrants were issued in registered form under the 2017 Warrant Agreement. The Public and Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public and Private Placement Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public or Private Placement Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public and Private Placement Warrants, each holder will be entitled to one vote for each share of Class A Common Stock held of record on all matters to be voted on by our stockholders.

No outstanding Public and Private Placement Warrants will be exercisable unless at the time of exercise a prospectus relating to Class A Common Stock issuable upon exercise of the Public and Private Placement Warrants is current and available throughout the 30-day redemption period and the Class A Common Stock has

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been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Public and Private Placement Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares of Class A Common Stock will be issued upon exercise of the outstanding Public and Private Placement Warrants. If, upon exercise of the Public and Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share of Class A Common Stock, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Series A Warrants

On May 24, 2019, the Company issued 2,933,333 initial warrants to certain institutional investors in connection with the Series A Purchase Agreement (the “Series A Warrants”).

Each Series A Warrant issued pursuant to the Series A Purchase Agreement entitles the registered holder to purchase two-sevenths of a share of the Class A Common Stock stated in such warrant at a price of $7.66 per share ($26.81 per full share equivalent), subject to adjustment as discussed below, at any time commencing on the date that is six months and one day after the Initial Closing Date (the “Exercisable Date”). Series A Warrants must be exercised for a whole share. The Series A Warrants will expire on November 25, 2025, the sixth anniversary of the Exercisable Date, at 5:00 p.m., New York City time.

No Series A Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Series A Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Series A Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Series A Warrants are convertible), other than as described above, then the Series A Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

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If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Series A Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants is adjusted, as described above, the Series A Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Series A Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Series A Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Series A Warrants and in lieu of the shares of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Series A Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Series A Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A Common Stock, (i) the holder of a Series A Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Series A Warrant holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common Stock purchasable upon exercise of their Series A Warrants prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the 2019 Warrant Agreement and (ii) if we are not the issuer of the securities constituting the Alternative Issuance, then we and such issuer(s) will take such action so as to ensure the availability of Section 3(a)(9) under the Securities Act for any issuance of such securities upon the exercise of the Series A Warrants and the tacking of the “holding period” under Rule 144 under the Securities Act for the Series A Warrants to such securities. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the

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Series A Warrant within thirty days following public disclosure of such transaction, the Series A Warrant exercise price will be reduced as specified in the 2019 Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the 2019 Warrant Agreement) of the Series A Warrant.

The Series A Warrants were issued in registered form under the 2019 Warrant Agreement. The 2019 Warrant Agreement provides that the terms of the Series A Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 75% of the then outstanding Series A Warrants issued pursuant to the Series A Purchase Agreement to make any change that adversely affects the interests of the registered holders of Series A Warrants.

The Series A Warrants may be exercised upon the surrender of the certificate evidencing such Series A Warrant on or before the expiration date at the offices of the Series A Warrant agent, with the subscription form, as set forth in the Series A Warrants, duly executed, for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Series A Warrants to be exercised, multiplied by the difference between the exercise price of the Series A Warrants per share and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average price of the Class A Common Stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of Series A Warrant exercise or redemption is sent.

The Series A Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Series A Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Series A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Series A Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Series A Warrants. If, upon exercise of the Series A Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Series A Warrant holder.

February 2022 Warrants and March 2022 Warrants

On February 28, 2022, the Company issued 13,953,488 warrants to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “February 2022 Warrants”) and on March 1, 2022 the Company issued 1,046,511 to certain of the lenders making Term C loans pursuant to the Term Loan Amendment (the “March 2022 Warrants” and, together with the February 2022 Warrants, the “Term C Loan Warrants”).

Each February 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.10 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The February 2022 Warrants will expire on February 28, 2028, the sixth anniversary of their issuance.

Each March 2022 Warrant entitles the registered holder to purchase one share of the Class A Common Stock stated in such warrant at a price of $1.29 per share, subject to adjustment as discussed below, and must be exercised for a whole share. The March 2022 Warrants will expire on March 1, 2028, the sixth anniversary of their issuance.

No Term C Loan Warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Term C Loan Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

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If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Term C Loan Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Term C Loan Warrants are convertible), other than as described above, then the Term C Loan Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of the Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Term C Loan Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants is adjusted, as described above, the Term C Loan Warrant exercise price will be adjusted by multiplying the Series A Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Term C Loan Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Term C Loan Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Term C Loan Warrants and in lieu of the shares of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Term C Loan Warrants would have received if such holder had held a number of shares of Class A Common Stock equal to the aggregate of the shares of Class A Common

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Stock purchasable upon exercise of their Term C Loan Warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Term C Loan Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger. Additionally, if less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Series A Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable, based on the per share consideration minus Black-Scholes Warrant Value of the applicable Term C Loan Warrant, as set forth in the February 28 2022 Warrant Agreement and March 1 2022 Warrant Agreement, as applicable.

The Term C Loan Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Term C Loan Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Term C Loan Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Term C Loan Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Term C Loan Warrants. If, upon exercise of the Term C Loan Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Term C Loan Warrant holder.

RDO Investor Warrants and Placement Agent Warrants

On March 11, 2022, the Company issued 14,180,375 warrants to purchase up to 14,180,375 shares of Class A Common Stock to several institutional and accredited investors (the “RDO Investor Warrants”) in connection with the securities purchase agreement. Subject to certain ownership limitations, the RDO Investor Warrants are immediately exercisable upon issuance at an exercise price equal to $1.763 per share of Class A Common Stock, subject to adjustments as provided under the terms of the RDO Investor Warrants. The RDO Investor Warrants are exercisable for three and one-half years from the initial exercise date.

On March 11, 2022, the Company issued 992,626 warrants to purchase up to 992,626 shares of Class A Common Stock to the Placement Agent (the “Placement Agent Warrants”), pursuant to the terms of the placement agent engagement agreement. Subject to certain ownership limitations, the Placement Agent Warrants are immediately exercisable upon issuance at an exercise price equal to $ 2.2038 per share of Class A Common Stock, subject to adjustments as provided under the terms of the Placement Agent Warrants. The Placement Agent Warrants are exercisable for three and one-half years from the initial exercise date.

The holders of the RDO Investor Warrants and the Placement Agent Warrants do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their RDO Investor Warrants or the Placement Agent Warrants, as applicable, and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the RDO Investor Warrants or the Placement Agent Warrants, as applicable, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

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PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Piper Sandler as our sales agent. This prospectus is only offering $50 million in shares of our Class A common stock. We will be required to file a prospectus supplement in the event we choose to offer more than $50 million in shares of our Class A common stock in accordance with the terms of the equity distribution agreement. Piper Sandler will use its commercially reasonable efforts to sell on our behalf the shares of our Class A common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the equity distribution agreement. We have no obligation to sell any shares of our Class A common stock under the equity distribution agreement. We may instruct Piper Sandler not to sell our Class A common stock if the sales cannot be effected at or above the price designated by us in any instruction to Piper Sandler. We or Piper Sandler may suspend the offering of our Class A common stock upon proper notice and subject to other conditions, as specified in the equity distribution agreement.

Piper Sandler may sell our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq. Each confirmation will include the number of shares of our Class A common stock sold on the relevant day, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with the sales. Piper Sandler may also sell shares of our Class A common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices and/or any other method permitted by law, subject to our prior written consent.

We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our Class A common stock. Piper Sandler will be entitled to compensation in an amount of up to 3.0% of the gross sales price of all Class A common stock sold through it as sales agent under the equity distribution agreement. We have also agreed to reimburse Piper Sandler for actual outside legal expenses incurred by Piper Sandler in connection with this offering, including Piper Sandler’s counsel fees initially in an amount up to $100,000 through June 30, 2022, plus an additional amount of up to $20,000 for each quarterly period thereafter. We estimate that the total expenses for this offering, excluding compensation payable to Piper Sandler under the terms of the equity distribution agreement, will be approximately $150,000. The combined compensation and reimbursement to Piper Sandler will not exceed 8.0% of the maximum offering amount pursuant to the equity distribution agreement.

Settlement for sales of our Class A common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our Class A common stock sold through Piper Sandler, as sales agent, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to Piper Sandler in connection with any sales.

Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

We have granted Piper Sandler a “right of first refusal” with respect to future investment banking services, including any public offering of securities of the Company. Any such role will be pursuant to a separate agreement containing terms and conditions customary for Piper Sandler and mutually agreed upon by us. Notwithstanding the foregoing, the right of first refusal will not have a duration of more than one year following the termination of such agreement. This “right of first refusal” is considered to be an item of value in connection

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with this offering pursuant to FINRA Rule 5110 and has a deemed compensation value of one percent of the proceeds of this offering.

In connection with the sale of our Class A common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that Piper Sandler may be required to make because of such liabilities.

The offering of our Class A common stock pursuant to the equity distribution agreement will terminate upon the termination of the equity distribution agreement. The equity distribution agreement may be terminated (upon ten (10) days’ written notice) by Piper Sandler or by us at any time, and may also be terminated by mutual agreement of Piper Sandler and us. The equity distribution agreement will automatically terminate (1) upon the issuance and sale of all of the shares of Class A common stock being offered under the equity distribution agreement or (2) if we fail, on any required settlement date, to sell and deliver the number of shares which we are obligated to sell under the terms of the equity distribution agreement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of our Class A common stock applicable to a Non-U.S. Holder (defined below) who acquired such shares in this offering. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings of the Internal Revenue Service (the “IRS”), each as in effect on the date hereof. These authorities are subject to change and differing interpretations, possibly with a retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our Class A common stock that is not, for U.S. federal income tax purposes:

•	a partnership;

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partnerships and partners in such partnerships are urged to consult their tax advisors about the U.S. federal income tax considerations applicable to them in their particular circumstances.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances, including Non-U.S. Holders that are subject to special rules, such as U.S. expatriates, banks or other financial institutions, insurance companies, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, Non-U.S. Holders subject to the alternative minimum tax, or Non-U.S. Holders who hold shares of our Class A common stock as part of a straddle, hedge, conversion transaction or other integrated investment. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations applicable to the ownership and disposition of our Class A common stock that may be relevant to them.

This discussion does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax imposed on certain net investment income. In addition, this summary applies only to Non-U.S. Holders that acquire our Class A common stock in this offering and hold our Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK.

Distributions on Class A Common Stock

Distributions with respect to our Class A common stock will generally be treated as dividend income to the extent such distributions are paid from our current or accumulated earnings and profits as determined for U.S.

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federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will generally be treated first as a return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our Class A common stock (and will reduce the Non-U.S. Holder’s basis in such Class A common stock, but not below zero) and thereafter as capital gain from the sale or exchange of such Class A common stock, subject to the tax treatment described below in “—Sale, Exchange, or Other Taxable Disposition of Class A Common Stock.” Generally, the gross amount of dividends paid to Non-U.S. Holders will be subject to withholding of U.S. federal income tax at a rate of 30% or at a lower rate if an applicable income tax treaty so provides and we (or our agent) have received proper certification as to the application of that treaty.

Dividends that are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) are generally subject to U.S. federal income tax on a net basis at regular graduated rates, in the same manner as if the Non-U.S. Holder were a United States person (as defined in the Code), and are exempt from the 30% withholding tax described above, provided that certain certification requirements are satisfied. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

To claim the benefits of an applicable income tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or IRS Form W-8ECI (for income effectively connected with the conduct of a trade or business in the United States) or other suitable form. A Non-U.S. Holder eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.

See the discussions below under “—Foreign Account Tax Compliance Act” and “Backup Withholding and Information Reporting” for additional withholding rules that may apply to distributions.

Sale, Exchange, or Other Taxable Disposition of Class A Common Stock

Subject to the discussion below under “—Foreign Account Tax Compliance Act” and “Backup Withholding and Information Reporting,” a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, or other taxable disposition of our Class A common stock, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of disposition, and certain other conditions are met;

•

the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable treaty, the gain is attributable to a permanent establishment or fixed base of such Non-U.S. Holder in the United States); or

•

we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or the period that such Non-U.S. Holder held such Class A common stock.

A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (unless otherwise provided by an applicable treaty) on any capital gain recognized on the disposition of our Class A common stock, which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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A Non-U.S. Holder whose gain is described in the second bullet point above will generally be subject to U.S. federal income tax on the net gain from the disposition of our Class A common stock at regular graduated rates in the same manner as if such Non-U.S. Holder were a United States person (as defined in the Code). In the case of a Non-U.S. Holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate).

We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, no assurance can be given that we are not or will not become a USRPHC. If we were or were to become a USRPHC, any gain recognized on a sale or other disposition of shares of our Class A common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our Class A common stock during the applicable period would not be subject to U.S. federal income tax, provided that our Class A common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code). Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections and the U.S. Treasury regulations promulgated thereunder, collectively, commonly referred to as “FATCA”), a U.S. federal withholding tax at a rate of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our Class A common stock and (subject to proposed Treasury regulations described below) on gross proceeds from sales or other dispositions of our Class A common stock. Proposed Treasury regulations issued in 2018, which state that taxpayers may rely on them until final regulations are issued, eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our Class A common stock. Prospective Non-U.S. Holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.

Backup Withholding and Information Reporting

We are required to report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Non-U.S. Holders will generally be required to comply with certain certification procedures to establish that they are not U.S. persons in order to avoid information reporting with respect to proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related financial intermediaries.

Backup withholding, currently at a 24% rate, generally will not apply to distributions made to a Non-U.S. Holder of shares of our Class A common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification of its non-U.S. person status.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided all required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

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LEGAL MATTERS

Porter Hedges LLP, Houston, Texas, will issue opinions about the validity of the Class A common stock and various legal matters in connection with the offering on our behalf. Certain legal matters in connection with the Class A common stock offered hereby will be passed upon for the sales agent by Paul Hastings LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains website that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s website at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

DOCUMENTS WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March  30, 2022, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2022, incorporated by reference therein (File No. 001-38025);

•

Our Current Reports on Form 8-K, filed with the SEC on February 2, 2022, March  4, 2022, March  11, 2022 and March 30, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) (File No. 001-38025); and

•

Description of our Class  A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025) and any amendment or report filed for purposes of updating that description.

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You may obtain copies of these documents, other than exhibits, free of charge on our website, www.uswellservices.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You can also request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

832-562-3730

Houston, Texas 77056

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U.S. Well Services, Inc.

$50,000,000

Class A Common Stock

Prospectus

Piper Sandler

                , 2022

Part II

Information not required in prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$39,831.023
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers

Our Second Amended and Restated Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may in the future be amended. In addition, our Second Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Second Amended and Restated Certificate of Incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 18-108 of the Delaware Limited Liability Company Act, or the Delaware LLC Act, provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreements of USWS Holdings LLC, U.S. Well Services, LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC provide that, to the full extent permitted by the Delaware LLC Act, each manager and officer of each company will be entitled to indemnification for any loss, damage or claim incurred by such person in good faith on behalf of USWS Holdings LLC, U.S. Well Services, LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC, as applicable.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1	Form of Underwriting Agreement.*

1.2	Equity Distribution Agreement, dated April 26, 2022, by and between U.S. Well Services, Inc. and Piper Sandler & Co.**

2.1	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2018).

2.2	Amendment No. 1, dated as of August 9, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 26, 2018).

2.3	Amendment No. 2, dated as of November 2, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2018).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 1, 2021).

3.3	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2020).

3.4	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

Exhibit No.	Document

3.5	First Amendment to Certificate of Designations of the Series B Redeemable Convertible Preferred Stock, dated September 14, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 17, 2021).

3.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.2	Warrant Agreement, dated May 24, 2019, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

4.3	Amended and Restated Registration Rights Agreement, dated as of November 9, 2018, by and among U.S. Well Services, Inc., Matlin & Partners Acquisition Sponsor LLC, the Blocker Stockholders, certain Non-Blocker USWS Members, Crestview III USWS, L.P. Crestview III USWS TE, LLC, the Lenders, Piper Jaffray & Co. and Joel Broussard (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

4.4	Registration Rights Agreement, dated May 24, 2019, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

4.5	Registration Rights Agreement, dated April 1, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 2, 2020).

4.6	First Amendment to Registration Rights Agreement, dated July 20, 2020, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3, filed with the SEC on August 18, 2020).

4.7	Second Amendment to Registration Rights Agreement by and among the Company and the Holders party thereto, dated September 14, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 17, 2021).

4.8	Form of Cash Note (included as Exhibit B-1 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.9	Form of Exchange Note (included as Exhibit B-2 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.10	Form of License Linked Note (included as Exhibit B-3 to the Note Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.11	Registration Rights Agreement, dated June 24, 2021, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.12	First Amendment to Registration Rights Agreement by and among the Company and the Holders party thereto, dated June 25, 2021 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, filed with the SEC on June 28, 2021).

4.13	Warrant Agreement, dated February 28, 2022, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

Exhibit No.	Document

4.14	Warrant Agreement, dated March 1, 2022, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.15	Registration Rights Agreement, dated February 28, 2022, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.16	First Amendment to Registration Rights Agreement, dated March 1, 2022, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 4, 2022).

4.17	Form of Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2022).

4.18	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 11, 2022).

4.19	Form of Senior Indenture.**

4.20	Form of Subordinated Indenture.**

4.21	Form of Senior Debt Security.*

4.22	Form of Subordinated Debt Security.*

4.23	Form of Warrant Agreement, including form of Warrant.*

4.24	Form of Subscription Rights Agreement and Form Subscription Rights Certificate.*

4.25	Form of Purchase Contract.*

4.26	Form of Unit Agreement.*

4.27	Form of Pledge Agreement.*

4.28	Form of Deposit Agreement.*

4.29	Form of Depositary Share.*

4.30	Form of Guarantee.*

5.1	Opinion of Porter Hedges LLP.**

23.1	Consent of KPMG LLP.**

23.3	Consent of Porter Hedges LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereof).

25,1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture.**

107	Filing Fees Table.**

*

USWS will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any depositary shares, warrants, subscription rights, purchase contracts or units, (iii) any additional required opinion of counsel to USWS as to the legality of the securities offered hereby or (iv) any required opinion of counsel to USWS as to certain tax matters relative to securities offered hereby.

**	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 2022.

U.S. WELL SERVICES, INC.

By:	/s/ Joel Broussard
Name: Joel Broussard
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Kyle O’Neill and Josh Shapiro, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Broussard Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2022

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer)	April 26, 2022

/s/ Jasper Antolin Jasper Antolin	Principal Accounting Officer	April 26, 2022

/s/ Richard Burnett Richard Burnett	Director	April 26, 2022

/s/ Ryan Carroll Ryan Carroll	Director	April 26, 2022

/s/ Adam Klein Adam Klein	Director	April 26, 2022

/s/ David Matlin David Matlin	Director	April 26, 2022

/s/ David Treadwell David Treadwell	Director	April 26, 2022

/s/ Eddie Watson Eddie Watson	Director	April 26, 2022

/s/ Steve Habachy Steve Habachy	Director	April 26, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 2022.

USWS HOLDINGS LLC U.S. WELL SERVICES, LLC USWS FLEET 10, LLC USWS FLEET 11, LLC

By:	U.S. WELL SERVICES, INC.
Sole Member of each of the foregoing

By:	/s/ Joel Broussard
Name: Joel Broussard
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

We the undersigned officers and directors of U.S. Well Services, Inc. hereby, severally constitute and appoint Kyle O’Neill and Josh Shapiro, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable USWS Holdings LLC, U.S. Well Services, LLC, USWS Fleet 10, LLC and USWS Fleet 11, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Broussard Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2022

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer)	April 26, 2022

/s/ Jasper Antolin Jasper Antolin	Principal Accounting Officer	April 26, 2022

/s/ Richard Burnett Richard Burnett	Director	April 26, 2022

/s/ Ryan Carroll Ryan Carroll	Director	April 26, 2022

/s/ Adam Klein Adam Klein	Director	April 26, 2022

/s/ David Matlin David Matlin	Director	April 26, 2022

/s/ David Treadwell David Treadwell	Director	April 26, 2022

/s/ Eddie Watson Eddie Watson	Director	April 26, 2022

/s/ Steve Habachy Steve Habachy	Director	April 26, 2022